Exhibit 4.1

Execution Version

PORTLAND NATURAL GAS TRANSMISSION SYSTEM

$275,000,000

Senior Secured Notes due 2018

NOTE PURCHASE AGREEMENT

Dated as of April 10, 2003

TABLE OF CONTENTS

1.	AUTHORIZATION OF NOTES		1

2.	SALE AND PURCHASE OF NOTES		1

3.	CLOSING		1

4.	CONDITIONS TO CLOSING		2

	4.1.	Representations and Warranties	2
	4.2.	Performance; No Default	2
	4.3.	Compliance Certificates	2
	4.4.	Opinions of Counsel	3
	4.5.	Purchase Permitted By Applicable Law, etc.	3
	4.6.	Related Transactions	3
	4.7.	Payment of Special Counsel Fees	4
	4.8.	Private Placement Number	4
	4.9.	Changes in Structure	4
	4.10.	Proceedings and Documents	4
	4.11.	No Material Adverse Change	4
	4.12.	No Legal Impediment to Issuance	4
	4.13.	Good Standing	4
	4.14.	Financing Agreements	5
	4.15.	Project Agreements	5
	4.16.	Independent Engineer’s Report	5
	4.17.	Independent Market Consultant’s Report	5
	4.18.	Insurance	5
	4.19.	Approvals	6
	4.20.	Uniform Commercial Code Filings	6
	4.21.	Financial Statements of Shippers and Shipper Guarantors	6
	4.22.	Rating Letter	6
	4.23.	Notice of Prepayment	6
	4.24.	Accounts	7
	4.25.	Additional Documents	7

5.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER		7

	5.1.	Organization; Power and Authority	7
	5.2.	Authorization, etc.	7
	5.3.	Disclosure	7
	5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates	8
	5.5.	Financial Statements	8
	5.6.	No Conflicts	9
	5.7.	No Consents Required	9
	5.8.	Litigation; Observance of Agreements, Statutes and Orders	9
	5.9.	Taxes	10
	5.10.	Title to Real and Personal Property	10
	5.11.	Licenses, Permits, etc.	10
	5.12.	Compliance with ERISA	11

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	5.13.	Private Offering by the Issuer	12
	5.14.	Use of Proceeds; Margin Regulations	12
	5.15.	Existing Debt; Future Liens	12
	5.16.	Foreign Assets Control Regulations, etc.	13
	5.17.	Solvency	13
	5.18.	No Violation or Default	13
	5.19.	Affiliate Transactions	13
	5.20.	Independent Accountants	13
	5.21.	Investment Company Act	14
	5.22.	Material Agreements	14
	5.23.	Insurance	14
	5.24.	Compliance With Environmental Laws	14
	5.25.	No Environmental Violation	15
	5.26.	Joint Facilities	15
	5.27.	Rate Case	15
	5.28.	Projections	16
	5.29.	Notes Pari Passu	16
	5.30.	Independent Consultants	16
	5.31.	Public Utility Holding Company Act	16
	5.32.	No Labor Disputes	17

6.	REPRESENTATIONS OF THE NOTEHOLDERS		17

	6.1.	Purchase for Investment	17
	6.2.	Source of Funds	17

7.	INFORMATION AS TO ISSUER		18

	7.1.	Financial and Business Information	18
	7.2.	Other Information	20
	7.3.	Inspection Rights	21

8.	PREPAYMENT OF THE NOTES		21

	8.1.	Quarterly Principal and Interest Payments	21
	8.2.	Mandatory Prepayments	21
	8.3.	Optional Prepayments with Make-Whole Premium	22
	8.4.	Delivery of Notices and Certificates	22
	8.5.	Allocation of Partial Prepayments	23
	8.6.	Maturity; Surrender, etc.	23
	8.7.	Purchase of Notes	23

9.	AFFIRMATIVE COVENANTS		23

	9.1.	Maintenance of Existence, etc.	23
	9.2.	Books and Records	24
	9.3.	Performance of Project Agreements/Enforcement of Tariff	24
	9.4.	Continuance of Rating of the Notes	24
	9.5.	Maintenance of Properties	24
	9.6.	Maintenance of Insurance	24
	9.7.	Payment of Taxes and Other Claims	26

	9.8.	Use of Proceeds	26
	9.9.	Compliance with Laws and Regulations	26
	9.10.	Permits; Approvals	26
	9.11.	Preservation of Security Interests; Maintenance of Assets	26
	9.12.	Security; Accounts; Debt Service Reserve Account	27
	9.13.	Compliance with ERISA	28

10.	NEGATIVE COVENANTS		28

	10.1.	Restrictions on the Establishment of Subsidiaries	28
	10.2.	Limitations on Asset Sales	28
	10.3.	Limitations on Actions with Respect to Project Agreements	29
	10.4.	Limitations on Liens	30
	10.5.	Limitations on Debt	30
	10.6.	Restricted Payments	32
	10.7.	Guaranty and Contingent Obligations	33
	10.8.	Existence/Prohibition on Fundamental Changes	33
	10.9.	Limitation on Lines of Business	34
	10.10.	Limitation on Investments	34
	10.11.	Limitation on Transactions with Affiliates	34
	10.12.	Compliance with ERISA	34
	10 13.	Material Additional Contracts	35
	10.14.	Limitation on Sale-Leaseback or Lease-Leaseback Transactions	35

11.	EVENTS OF DEFAULT		35

	1l.l.	Events of Default	35

12.	REMEDIES ON DEFAULT, ETC.		38

	12.1.	Acceleration	38
	12.2.	Remedies under Security Documents	39
	12.3.	Application of Proceeds of Collateral	39
	12.4.	Other Remedies	40
	12.5.	Rescission	40
	12.6.	No Waivers or Election of Remedies, Expenses, etc.	40

13.	REGISTRATION; TRANSFER; EXCHANGE; REPLACEMENT OF NOTES
			40
	13.1.	Registration of Notes	40
	13.2.	Transfer and Exchange of Notes	41
	13.3.	Replacement of Notes	41

14.	PAYMENTS ON NOTES		42

	14.1.	Place of Payment	42
	14.2.	Home Office Payment	42
	14.3.	No Tax Gross-Up	42

15.	EXPENSES, ETC.		43

	15.1.	Transaction Expenses	43

	15.2.	Survival	43

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		43

17.	AMENDMENT AND WAIVER		44

	17.1.	Requirements	44
	17.2.	Solicitation of Noteholders	45
	17.3.	Binding Effect, etc.	45
	17.4.	Notes held by Issuer, etc.	45

18.	NOTICES		46

19.	REPRODUCTION OF DOCUMENTS		47

20.	CONFIDENTIAL INFORMATION		47

21.	NON-RECOURSE		48

22.	SUBSTITUTION OF INITIAL NOTEHOLDER		49

23.	APPOINTMENT AND DUTIES OF THE COLLATERAL AGENT		49

	23.1.	Appointment and Duties of Collateral Agent	49
	23.2.	Reliance on the Collateral Agent	50
	23.3.	Successor Collateral Agent	50

24.	RIGHTS OF COLLATERAL AGENT		51

	24.1.	Collateral Agent May Act Through Agents	51
	24.2.	Limitation of Liability	51
	24.3.	Reliance by the Collateral Agent	51
	24.4.	Ambiguity or Inconsistency in this Agreement with Proposed Actions	52
	24.5.	Knowledge of Event of Default	52
	24.6.	Indemnification	53

25.	MISCELLANEOUS		53

	25.1.	Successors and Assigns	53
	25.2.	Payments Due on Non-Business Days	53
	25.3.	Severability	54
	25.4.	Construction	54
	25.5.	Counterparts	54
	25.6.	Governing Law	54

Schedule A	Information Relating to Noteholders
Schedule B	Defined Terms

Schedule 5.3	Disclosure
Schedule 5.4	Subsidiaries; Affiliates
Schedule 5.5	Financial Statements
Schedule 5.8	Litigation
Schedule 5.11	Licenses; Permits
Schedule 5.15	Existing Debt
Schedule 5.22	Material Agreements
Schedule 5.24	Environmental
Schedule 8.1	Amortization Schedule

Exhibit 1	Form of Note
Exhibit 4.4(a)(i)	Form of Opinion of Bingham McCutchen LLP
Exhibit 4.4(a)(ii)	Form of Opinion of General Counsel for the Issuer
Exhibit 4.4(a)(iii)	Form of Opinion of Maine Counsel for the Issuer
Exhibit 4.4(a)(iv)	Form of Opinion of New Hampshire and Vermont Counsel for the Issuer

Exhibit B-l	Form of Collateral Agency and Depositary Agreement
Exhibit B-2	Form of Acknowledgement and Consent Agreement
Exhibit B-3	Subordination Terms
Exhibit B-4	Form of Pledge Agreement
Exhibit B-5	Form of Security Agreement
Exhibit B-6	Form of Working Capital Intercreditor Agreement

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PORTLAND NATURAL GAS TRANSMISSION SYSTEM

One Harbour Place, Suite 375

Portsmouth, New Hampshire 03801

Senior Secured Notes due 2018

Dated as of April 10, 2003

TO                               EACH OF THE INITIAL

NOTEHOLDERS LISTED IN THE

ATTACHED SCHEDULE A

Ladies and Gentlemen:

PORTLAND NATURAL GAS TRANSMISSION SYSTEM, a Maine general partnership (the “Issuer”), agrees with the purchasers on the attached Schedule A (the “Initial Noteholders”) as follows:

1.                                      AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $275,000,000 aggregate principal amount of its Senior Secured Notes due 2018 (the “Notes”), such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the Initial Noteholders and the Issuer in accordance with this Agreement Capitalized terms used in this Agreement are defined in Schedule B. The rules of interpretation set forth in Schedule B shall apply to this Agreement.

2.                                      SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Initial Noteholder and each Initial Noteholder will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Initial Noteholder’s name in Schedule A at the purchase price of 100% of the principal amount thereof Each Initial Noteholder’s obligations hereunder are several and not joint and no Initial Noteholder shall have any obligation or liability to any Person for the performance or non-performance by any other Noteholder hereunder.

3.                                      CLOSING.

The sale and purchase of the Notes to be purchased by each Initial Noteholder shall occur at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, 10019, at 10:00 am, New York time, at a closing (the “Closing”) on April 10, 2003 or on such other Business Day thereafter on or prior to April 15, 2003 as may be agreed upon by the Issuer and each Initial Noteholder. At the Closing, the Issuer will deliver to each Initial Noteholder the Notes to be purchased by such Initial Noteholder in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 as such Initial Noteholder may reasonably request) dated the date of the Closing and registered in such Initial Noteholder’s name (or in the name of such Initial Noteholder’s nominee), against delivery by such Initial

Noteholder to the Issuer or its order in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to account number 522-59366 (Ref Portland Natural Gas Transmission System) at Fleet National Bank, Boston, Massachusetts, ABA Number 011000138. If at the Closing, the Issuer shall fail to tender such Notes to any Initial Noteholder as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Initial Noteholder’s satisfaction, such Initial Noteholder shall, at such Initial Noteholder’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Noteholder may have by reason of such failure or such nonfulfillment.

4.                                      CONDITIONS TO CLOSING.

The obligation of each Initial Noteholder to purchase and pay for the Notes to be sold to such Initial Noteholder at the Closing is subject to the fulfillment to such Initial Noteholder’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.                            Representations and Warranties.

The representations and warranties of the Issuer in this Agreement and in the other Financing Agreements shall be true and correct when made and at the time of the Closing. The statements of the Issuer and its respective officers or Authorized Representatives made in any certificates delivered pursuant to this Agreement or any other Financing Agreement shall be true and correct when made and on and as of the Closing Date.

4.2.                            Performance; No Default.

The Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 9 8), no Default or Event of Default shall have occurred and be continuing Neither the Issuer not PNGTS Operating Co. shall have entered into any transaction since the date of the Private Placement Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

4.3.                            Compliance Certificates.

(a)                                 Officer’s Certificate. The Issuer shall have delivered to such Noteholder or its counsel an Officer’s Certificate, in form and substance reasonably satisfactory to such Initial Noteholder, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9, 4.11 and 4.12 have been fulfilled.

(b)                                 Secretary’s Certificate. The Issuer shall have delivered to such Noteholder or its counsel a certificate signed by an Authorized Representative of the Issuer, in form and substance reasonably satisfactory to such Noteholder certifying as to the Partnership Agreement, the good standing of the Partnership in each jurisdiction in which the Pipeline is located, the management committee resolutions attached thereto and other partnership proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Financing Agreements.

4.4.                            Opinions of Counsel.

Such Noteholder and its counsel shall have received opinions in form and substance satisfactory to such Noteholder, dated the date of the Closing (a) from (i) Bingham McCutehen LLP, special counsel for the Issuer substantially in the form of Exhibit 4.4(a)(i), (ii) David K. Moynihan, Esq.., General Counsel of the Issuer, substantially in the form of Exhibit 4.4(a)(ii), (iii) Perkins, Thompson, Hinckley & Keddy, Maine counsel for the Issuer substantially in the form of Exhibit 4.4(a)(iii), (iv) Gallagher, Callahan & Gartrell, New Hampshire and Vermont counsel for the Issuer, substantially in the form of Exhibit 4.4(a)(iv), and each covering such other matters incident to the transactions contemplated hereby as may be reasonably requested (and the Issuer hereby instructs its counsel to deliver such opinions to such Noteholder), (b) from Dewey Ballantine LLP, special counsel to the Noteholders in connection with such transactions and covering such matters incident to such transactions as such Noteholders may reasonably request, (c) from counsel to each of the Initial Shippers and each of the Initial Shipper Guarantors in connection with each such Person’s Consent substantially in the form attached to each such Consent and coveting such other matters incident to the transactions contemplated hereby as may be reasonably requested (and the Issuer will cause such counsel to deliver such opinions to such Noteholder), (d) from counsel to each of the Partners in connection with each Pledge Agreement substantially in the form attached to such Pledge Agreement and covering such other matters incident to the transactions contemplated hereby as may be reasonably requested (and the Issuer will cause such counsel to deliver such opinions to such Noteholder) and (e) from counsel to each of the guarantors providing a Debt Service Reserve Guaranty on the Closing Date in form and substance satisfactory to such Noteholder or its counsel and each covering such matters incident to the transactions contemplated hereby as may be reasonably requested (and the Issuer will cause such counsel to deliver such opinions to such Noteholder).

4.5.                            Purchase Permitted By Applicable Law, etc.

On the date of the Closing such Noteholder’s purchase of Notes shall (a) be permitted by the Law of each jurisdiction to which such Noteholder is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (c) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable Law, which Law was not in effect on the date hereof.. If requested by such Noteholder, such Noteholder shall have received an Officer’s Certificate certifying as to such matters of fact as such Noteholder may reasonably specify to enable such Noteholder to determine whether such purchase is so permitted.

4.6.                            Related Transactions.

Contemporaneously with the Closing, the Issuer shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Issuer shall have paid on or before the Closing the then reasonable accrued but unpaid fees, charges and disbursements of special counsel to the Initial Noteholders referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least three Business Days prior to the Closing.

4.8.                            Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.                            Changes in Structure.

The Issuer shall not have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity since December 31, 2002.

4.10.                     Proceedings and Documents.

All partnership and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Noteholder and the special counsel to the Noteholders, and such Noteholder and the special counsel to the Noteholders shall have received all such counterpart originals or certified or other copies of such documents as such Noteholder or such counsel to the Noteholders may reasonably request.

4.11.                     No Material Adverse Change.

Subsequent to December 31, 2002, no event or condition shall have occurred or existed which event or condition has had or could reasonably be expected to have a Material Adverse Effect.

4.12.                     No Legal Impediment to Issuance.

No action shall have been taken or be threatened, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any other nature by any Governmental Authority shall have been issued or shall be pending or threatened that would, as of the Closing Date, prevent or suspend the issuance or sale of the Notes.

4.13.                     Good Standing.

Such Noteholder or its counsel shall have received on or prior to the Closing Date satisfactory evidence of the good standing of the Issuer and PNGIS Operating Co, in their respective jurisdictions of organization and their good standing in such other jurisdictions as such Noteholder or its counsel may reasonably request, in each case, as available in the case of the Issuer, in writing or any standard form of telecommunication, from the appropriate Governmental Authorities of such jurisdictions.

4.14.                     Financing Agreements.

Each of the Financing Agreements shall have been duly executed and delivered to such Noteholder or its counsel and be in full force and effect.

4.15.                     Project Agreements.

Such Noteholder or its counsel shall have received copies of all Project Agreements, duly executed by each of the parties thereto, accompanied by a certificate from an Authorized Representative of the Issuer to the effect that: (a) such copies are true, complete and correct; (b) to the best of its knowledge, each such Project Agreement is in full force and effect; (c) there are no agreements, side letters, amendments or other documents to which it (or to the best of its knowledge any other Person) is a party that are not included in the definition of Project Agreements that has the effect of modifying or supplementing in any material respect any of the respective rights or obligations of the Issuer under any such Project Agreements, and (d) to the best of its knowledge no patty to any such Project Agreement is in default thereunder.

4.16.                     Independent Engineer’s Report

Such Noteholder or its counsel shall have received a copy, certified as true and correct by the Issuer, of a certificate from the Independent Engineer addressed to the Issuer, consenting to the inclusion of the Independent Engineer’s Report in the Private Placement Memorandum and confirming the accuracy of the information contained in the Independent Engineer’s Report.

4.17.                     Independent Market Consultant’s Report.

Such Noteholder or its counsel shall have received a certificate from the Independent Market Consultant addressed to the Noteholders, consenting to the inclusion of the Independent Market Consultant’s Report in the Private Placement Memorandum and confirming the accuracy of the information contained in the Independent Market Consultant’s Report.

4.18.                     Insurance.

Such Noteholder or its counsel shall have received (a) a copy of the report addressed to the Noteholders, from Marsh USA, Inc. (the “Insurance Consultant”), stating that all insurance policies required by Section 9.6 have been obtained, are adequate to protect the Issuer and PNGTS Operating Co. and their respective properties and businesses, are fully paid and in full force and effect and contain all the respective provisions required to be contained therein under Section 9.6, and (b) a certificate of an Authorized Representative of the Insurance Consultant certifying that the insurance specified in such certificate is in full force and effect, that such insurance complies with Section 9.6 and that all premiums on such insurance are current.

4.19.                     Approvals.

Such Noteholder or its counsel shall have received evidence that (a) all material governmental approvals with respect to the Issuer, its business, its assets or its execution, delivery and performance of the Transactions Documents to which it is a party shall have been received and are in full force and effect, (b)(i) the FERC has issued a final order accepting the settlement of the Rate Case and has accepted the Issuer’s FERC filing implementing the settlement rates reached in such rate case, and (ii) the time frame for any Person to have made any challenge or objection to such order shall have passed and no such challenge or objection shall have been filed, and (c) the M&N Settlement Agreement shall have become effective and the “Closing” (as such term is defined in such settlement agreement) shall have occurred, each in accordance with the terms thereof.

4.20.                     Uniform Commercial Code Filings.

Such Noteholder or its counsel shall have received satisfactory evidence (including copies of all related Uniform Commercial Code filings and lien searches in each relevant jurisdiction) that (i) all liens on the Property of the Issuer granted in connection with the Construction Credit Agreement have been irrevocably and finally released and (ii) all Uniform Commercial Code filings and all other actions necessary to perfect the Collateral Agent’s liens on the collateral identified in the Security Documents have been made or taken.

4.21.                     Financial Statements of Shippers and Shipper Guarantors.

Such Noteholder or its counsel shall have received copies of the most recently audited financial statements of the Issuer, each of the Initial Shippers and each of the Initial Shipper Guarantors, together with a certificate indicating that since the date of such financial statements, no material adverse change has occurred with respect to the consolidated assets, liabilities, operations or financial condition of the Issuer, such Initial Shipper or Initial Shipper Guarantor; provided, however, that the requirement to provide a certificate under this Section 4.21 shall be deemed satisfied with respect to Initial Shippers or Initial Shipper Guarantors which are not Affiliates of the Issuer if such Noteholder receives evidence satisfactory to such Noteholder that the Issuer has requested such certificate and made further diligent efforts, satisfactory to such Noteholder, to obtain such certificate.

4.22.                     Rating Letter.

Such Noteholder or its counsel shall have received a rating letter, dated on or prior to the Closing Date, from S&P, assigning an Investment Grade Rating to the Notes; provided, however, that, to the extent such letter is dated prior to the Closing Date no Ratings Downgrade shall have occurred with respect to the rating assigned to the Notes in such letter.

4.23.                     Notice of Prepayment.

(a)                                 Such Noteholder or its counsel shall have received a copy of the notice to prepay the indebtedness outstanding under the Construction Credit Agreement, which notice shall have been delivered by the Issuer to the administrative agent under the Construction Credit Agreement in accordance with the terms thereof; and

(b)                                 Such Noteholder or its counsel shall have received a copy of the Payoff Letter duly executed by each of the parties thereto.

4.24.                     Accounts.

Such Noteholder or its counsel shall have received satisfactory evidence that the Accounts have been established.

4.25.                     Additional Documents.

On or prior to the Closing Date, the Issuer shall have furnished to such Noteholder or its counsel such further certificates and documents as such Noteholder or its counsel may reasonably request within a reasonable period prior to the Closing Date.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each Initial Noteholder that:

5.1.                            Organization; Power and Authority.

The Issuer is a general partnership duly organized, validly existing and in good standing under the laws of the State of Maine, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

5.2.                            Authorization, etc.

This Agreement, the Notes and the other Transaction Documents to which the Issuer is a party have been duly authorized by all necessary action on the part of the Issuer, and this Agreement and the other Transaction Documents to which the Issuer is a party constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3.                            Disclosure.

The Issuer, through its agent, J.P. Morgan Securities Inc., has delivered to each Initial Noteholder, or an affiliate thereof, a copy of the Private Placement Memorandum relating to the transactions contemplated hereby. The Private Placement Memorandum fairly describes, in all material respects, the general nature of the business of the Issuer and PNGTS Operating Co. This Agreement, the Private Placement Memorandum, and the documents, certificates and other writings, if any, identified in Schedule 5.3, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Private Placement Memorandum or in one of the documents, certificates or other writings identified in Schedule 5.3, since December 31, 2002, there has been no change in the financial condition, operations, business, prospects or properties of the Issuer or PNGTS Operating Co. except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Private Placement Memorandum or in the other documents, certificates and other writings delivered to such Noteholder by or on behalf of the Issuer specifically for use in connection with the transactions contemplated hereby.

5.4.                            Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                 Schedule 5.4 contains complete and correct lists of (i) with regard to PNGTS Operating Co., the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its equity interests outstanding and (ii) the Issuer’s and PNGTS Operating Co.’s senior officers.

(b)                                 All of the outstanding equity interests of PNGTS Operating Co. shown in Schedule 5.4 have been validly issued, are fully paid and nonassessable and are owned by each Person owning such equity interests identified in Schedule 5.4, free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)                                  PNGTS Operating Co. is the Issuer’s only Subsidiary, and is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. PNGTS Operating Co. has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)                                 PNGTS Operating Co. is not a party to, or otherwise subject to any legal restriction or any agreement restricting its ability to pay dividends out of profits or make any other similar distributions of profits to the Issuer.

5.5.                            Financial Statements.

The Issuer has delivered to such Noteholder copies of the financial statements of the Issuer and PNGTS Operating Co. listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and of PNGTS Operating Co. as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.                            No Conflicts.

The execution, delivery and performance by the Issuer and PNGTS Operating Co., of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes by the Issuer and compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or PNGTS Operating Co., pursuant to any indenture, mortgage, deed of trust, loan agreement, natural gas transportation contract, operation and maintenance agreement, construction contract or other agreement or instrument to which the Issuer or PNGTS Operating Co., is a party or by which the Issuer or PNGTS Operating Co. is bound or to which any of the property or assets of the Issuer or PNGTS Operating Co., is subject to (assuming the Issuer uses the proceeds of the sale of the Notes as set forth in Section 9.8), (b) result in any violation of the provisions of the partnership agreement, limited liability company operating agreement, by-laws or similar organizational documents of the Issuer or PNGTS Operating Co., or (c) result in the violation of any Law or regulation of any court or arbitrator or Governmental Authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7.                            No Consents Required.

No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority (a) is required for the execution, delivery and performance by the Issuer of each of the Financing Agreements to which it is a party, the issuance and sale of the Notes and compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Financing Agreements, and (b) to the best knowledge of the Issuer, is required for the execution, delivery and performance by the Issuer or PNGTS Operating Co., of each of the Project Documents to which the Issuer or PNGTS Operating Co., is a party, and compliance by the Issuer and PNGTS Operating Co., with the terms thereof and the consummation of the transactions contemplated thereby, other than those obtained as of the date hereof.

5.8.                            Litigation; Observance of Agreements, Statutes and Orders.

(a)                                 Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or PNGTS Operating Co., or any property of the Issuer or PNGTS Operating Co., in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Issuer nor PNGTS Operating Co., is in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.                            Taxes.

The Issuer and PNGTS Operating Co. have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate means and with respect to which the Issuer or PNGTS Operating Co., as the case may be, has established adequate reserves in accordance with GAAP. The Issuer has no knowledge of any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer and PNGTS Operating Co., in respect of all taxes for all fiscal periods are adequate in all material respects. The Issuer is not taxable for Federal income tax purposes.

5.10.                     Title to Real and Personal Property.

The Issuer and PNGTS Operating Co. have good title in fee simple to, or have valid rights to lease or use, by easement or otherwise, all items of real and personal property that are material to the respective businesses of the Issuer and PNGTS Operating Co., in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Issuer and PNGTS Operating Co., (b) exist in connection with the Construction Credit Agreement, (c) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (d) constitute Permitted Liens.

5.11.                     Licenses, Permits, etc.

Except as disclosed in Schedule 5.11,

(a)                                 the Issuer and PNGTS Operating Co. own or possess all licenses, permits, certificates, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without known conflict with the lights of others and neither the Issuer nor PNGTS Operating Co. has received notice of any revocation or modification of any such license, permit, certificate, authorization, patent, copyright, service mark, trademark or trade name or has received any notice that any such license, permit, franchise, authorization, patent, copyright, service mark, trademark or trade name will not be renewed in the ordinary course of business;

(b)                                 the Issuer and PNGTS Operating Co. have made all declarations and filings with the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective Properties or the conduct of their respective businesses as described in the Private Placement Memorandum, except where the failure to possess or make the same could not, individually or in the aggregate, have a Material Adverse Effect;

(c)                                  to the knowledge of the Issuer, no product of the Issuer or of PNGTS Operating Co. infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(d)                                 to the knowledge of the Issuer, there is no violation by any Person of any right of the Issuer or of PNGTS Operating Co., with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Issuer or PNGTS Operating Co.

5.12.                     Compliance with ERISA.

(a)                                 The Issuer, PNGTS Operating Co. and each of their respective ERISA Affiliates have operated and administered each Plan in compliance with all applicable Laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect Neither the Issuer, PNGTS Operating Co., nor any of their respective ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Issuer, PNGTS Operating Co., or any of their respective ERISA Affiliates, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer, PNGTS Operating Co. or any of their respective ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for termination purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)                                  The Issuer, PNGTS Operating Co. and their respective ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)                                 The expected postretirement benefit obligation to employees (determined as of the last day of the Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuer and PNGTS Operating Co. is not Material.

(e)                                  The execution and delivery of this Agreement and the issuance and sale of the Notes to such Noteholder hereunder does not involve any transaction that, absent an applicable exemption, is subject to the prohibitions of section 406(b) of ERISA or in connection with which, absent an applicable exemption, a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Noteholder’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Noteholder.

5.13.                     Private Offering by the Issuer.

Neither the Issuer nor anyone acting on its behalf has offered the Notes or any similar securities for sale to; or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Initial Noteholders and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.                     Use of Proceeds; Margin Regulations.

The Issuer will apply the proceeds of the sale of the Notes as set forth in Section 9.8. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) (“Regulation U”), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Issuer owns no margin stock and has no present intention to acquire any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.                     Existing Debt; Future Liens.

(a)                                 Schedule 5.15 sets forth a complete and correct list of all Debt of the Issuer and PNGTS Operating Co. as of the date hereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Issuer or PNGTS Operating Co., Neither the Issuer nor PNGTS Operating Co., is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Issuer or PNGTS Operating Co., and no event or condition exists with respect to any Debt of the Issuer or PNGTS Operating Co., that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                 Neither the Issuer nor PNGTS Operating Co., has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16.                     Foreign Assets Control Regulations, etc.

Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Issuer is not a Person or entity described in Section 1 of the Anti-Terrorism Order or described in the Department of the Treasury Rule, and does not, to the knowledge of the Issuer, engage in any dealings or transactions, nor is it otherwise associated, with any such Persons or entities.

5.17.                     Solvency.

The Issuer is, and upon giving effect to the issuance of the Notes will be, a “solvent institution”, as said term is used in Section 1405(c) of the New York Insurance Law, whose “obligations… are not in default as to principal or interest”, as said terms are used in said Section 1405(c).

5.18.                     No Violation or Default.

Neither the Issuer nor PNGTS Operating Co., is (a) in violation of its partnership agreement, limited liability company operating agreement, by-laws or similar organizational documents; (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any mortgage, deed of trust, loan agreement, natural gas transportation contract, operation and maintenance agreement, construction contract or other agreement or instrument to which the Issuer or PNGTS Operating Co., is a party or by which the Issuer or PNGTS Operating Co., is bound or to which any of the property or assets of the Issuer or PNGTS Operating Co., is subject (assuming the Issuer uses the proceeds of the sale of the Notes as set forth in Section 9.8); or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (b) and (c) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.19.                     Affiliate Transactions.

With the exception of the Material Agreements, neither the Issuer nor PNGTS Operating Co., has entered into any agreement, arrangement or understanding with any Affiliate other than those which are on terms no less favorable to such party than if the transaction had been negotiated in good faith on an arm’s-length basis with any Person who is not an Affiliate.

5.20.                     Independent Accountants

PricewaterhouseCoopers LLP, who have certified the financial statements of the Issuer and PNGTS Operating Co. for the fiscal year ended December 31, 2002, are independent public accountants with respect to the Issuer and PNGTS Operating Co., within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. Arthur Andersen LLP, who have certified the financial statements of the Issuer and PNGTS Operating Co., for the fiscal years ended December 31, 1999, 2000, and 2001, were, at the time they provided their accounting services to the Issuer, independent public accountants with respect to the Issuer and PNGTS Operating Co., within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

5.21.                     Investment Company Act

Neither the Issuer nor PNGTS Operating Co., is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as set forth in Section 9.8, neither of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

5.22.                     Material Agreements.

The list of contracts, agreements and instruments set forth on Schedule 5.22 hereto (collectively, the “Material Agreements”) constitutes a complete and accurate list of all material gas transportation contracts, operation and maintenance agreements, construction contracts, or other material contracts, agreements or instruments to which the Issuer or PNGTS Operating Co., is a party or by which the Issuer or PNGTS Operating Co., is bound or to which any of the property or assets of the Issuer or PNGTS Operating Co., is subject other than the documents listed on Schedule 5.15. The Material Agreements have been duly authorized, executed and delivered by the Issuer or PNGTS Operating Co., as the case may be, and constitute valid and legally binding agreements of the Issuer or PNGTS Operating Co., as the case may be, enforceable against the Issuer or PNGTS Operating Co., as the case may be, in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally. Each Material Agreement conforms in all material respects to the description thereof, if any, contained in the Private Placement Memorandum.

5.23.                     Insurance.

The Issuer and PNGTS Operating Co., have insurance with Reputable Insurers covering their respective properties (including the Pipeline and related equipment) against loss or damage of the kinds customarily insured against by companies similarly situated in the industry in which the Issuer conducts its business, in such amounts and with such deductibles as is customary for similarly situated companies; and neither the Issuer nor PNGTS Operating Co., has (a) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at commercially available rates from similar insurers as may be necessary to continue its business.

5.24.                     Compliance With Environmental Laws.

Except as set forth on Schedule 5.24, the Issuer and PNGTS Operating Co., (a) are in compliance with any and all Environmental Laws, (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability for the violation of, or noncompliance with any Environmental Laws, or the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants under any Environmental Laws, except in any such case for any such failure to comply with, or failure to receive, required permits, licenses or approvals or liability, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.25.                     No Environmental Violation.

There has been (a) no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Substances, by the Issuer or PNGTS Operating Co., (or, to the best knowledge of the Issuer, by any other entity (including any predecessor) for whose acts or omissions the Issuer or PNGTS Operating Co., is liable) (i) upon any of the property now or previously owned or leased in whole or in part by the Issuer or PNGTS Operating Co., or (ii) upon any other property, in either case, in violation of any Environmental Law or that could give rise to any liability under any Environmental Law, except, in each case, for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such other violations and liabilities, a Material Adverse Effect; and (b) to the best knowledge of the Issuer, no disposal, discharge, emission or other release onto the Issuer’s or PNGTS Operating Co.’s property or into the environment surrounding such property of any such Hazardous Substances except for any such disposal, discharge, emission or other release which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

5.26.                     Joint Facilities.

(a)                                 Other than claims resolved in the M&N Settlement Agreement, no claim has been asserted (i) against M&N or any of its Affiliates by the Issuer or PNGTS Operating Co., or (ii) against the Issuer or PNGTS Operating Co., by M&N or any of its Affiliates, in either case, under the Joint Facility Agreements that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 No labor disturbance or dispute with the employees of M&N Operating Company exists or, to the best knowledge of the Issuer and PNGTS Operating Co., is contemplated or threatened that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)                                  The M&N Settlement Agreement has become effective and the “Closing” (as such term is defined in the M&N Settlement Agreement) has occurred, each in accordance with the terms thereof.

5.27.                     Rate Case.

The FERC final order approving the Rate Case constitutes a final and nonappealable order, not subject to further rehearing, appeal or review. The Settlement Agreement constitutes a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

5.28.                     Projections.

The Issuer, jointly with Independent Engineer, has developed an economic pro forma model which is attached to the Independent Engineer’s Report included in the Private Placement Memorandum as Exhibit A and the assumptions for which are set forth in said report (the “Projections”). The Projections are based in part upon historical financial information supplied by the Issuer to the Independent Engineer, which was, at the time of delivery thereof to the Independent Engineer, and is, as of the date hereof and as of the Closing Date, complete and correct in all material respects and which the Issuer, at the time of delivery thereof, reasonably believed, and as of the date hereof and as of the Closing Date, reasonably believes to be adequate for the preparation of the Projections. The assumptions provided by the Issuer and included in the Independent Engineer’s Report for the purposes of the Projections were made in good faith on bases that the Issuer, at the time of delivery thereof, reasonably believed, and as of the date hereof and as of the Closing Date; reasonably believed and continues to believe to be reasonable and which the Issuer believes to be consistent in all material respects with the Transaction Documents. To the extent material for purposes of consideration of the Projections taken as a whole, such assumptions are disclosed in the Private Placement Memorandum.

5.29.                     Notes Pari Passu.

The Notes shall rank pari passu with the Issuer’s other senior secured indebtedness

5.30.                     Independent Consultants.

Each of (a) the Independent Engineer, whose Independent Engineer’s Report is attached as Exhibit A to the Private Placement Memorandum, and (b) the Independent Market Consultant, whose Independent Market Consultant’s Report is attached as Exhibit B to the Private Placement Memorandum was, as of the date of such report, and is, as of the date hereof, “independent”. For purposes of this Section 5,30 the Independent Engineer and the Independent Market Consultant (collectively, the “Independent Consultants”), as applicable, shall be considered “independent” if from the date which was six months prior to the date of the Private Placement Memorandum, neither of the Independent Consultants nor any Member (as defined below) of either of the Independent Consultants (i) had, or was committed to acquire, any material financial interest directly in, or with respect to, the Issuer, PNGTS Operating Co., or any Partner or (ii) was, or will be connected as a promoter, underwriter, voting trustee, director, officer or employee of the Issuer, PNGTS Operating Co., or any Partner. “Member” shall mean with respect to either of the Independent Consultants all partners, shareholders and other principals of such Independent Consultant.

5.31.                     Public Utility Holding Company Act.

Neither the Issuer nor PNGTS Operating Co is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in Section 9.8, neither of them will be a “holding company” or a “public-utility company” within the meaning of the PUHCA.

5.32.                     No Labor Disputes.

No labor disturbance by or dispute with employees of the Issuer or PNGTS Operating Co., exists or, to the best knowledge of the Issuer and PNGTS Operating Co., is contemplated or threatened.

6.                                      REPRESENTATIONS OF THE NOTEHOLDERS.

6.1.                            Purchase for Investment.

Each Initial Noteholder represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Initial Noteholder or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of its or their property shall at all times be within its or their control. Such Initial Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

6.2.                            Source of Funds.

Each Initial Noteholder represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Initial Noteholder to pay the purchase price of the Notes to be purchased by such Initial Noteholder hereunder:

(a)                                 the Source is an insurance company general account as such term is used in PTCE 95-60 issued by the United States Department of Labor and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statements filed with such Initial Noteholder’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Initial Noteholder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account or to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as such Initial Noteholder has disclosed to the Issuer in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (d); or

(e)                                  the Source is a governmental plan; or

(f)                                   the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this paragraph (f); or

(g)                                  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA

7.                                      INFORMATION AS TO ISSUER.

7.1.                            Financial and Business Information.

For so long as any Note is outstanding:

(a)                                 Financial Statements.

The Issuer shall deliver to each Noteholder:

(i)                                     as soon as available, but in any event within ninety days after the end of each fiscal year of the Issuer, the consolidated balance sheet of the Issuer as at the end of such year and the related consolidated statement of income, Partners’ equity and cash flows for such year, prepared in accordance with GAAP and RAP and audited by independent certified public accountants of recognized standing in the United States of America and setting forth, in each case, in comparative form the figures for the previous year, together with a certificate of such independent certified public accounting firm certifying that (A) such financial statements present fairly, in all material respects, the financial position and results of operations of the Persons being reported upon and have been prepared in conformity with GAAP and RAP, and (B) the audit was conducted in accordance with GAAP and RAP; and

(ii)                                  as soon as available, but in any event within forty-five days after the end of the first three quarterly periods of each fiscal year of the Issuer, the unaudited consolidated balance sheet of the Issuer as at the end of each such quarter’ and the period then ended and the related unaudited consolidated statement of income, Partners’ equity and cash flows for such quarter and the portion of the fiscal year through the end of each such quarter, prepared in accordance with GAAP and RAP and setting forth in comparative form the figures for the comparable period of the previous year, together with a certificate from the chief financial officer of the Issuer certifying that such financial statements fairly present in all material respects (subject to normal year-end audit adjustments and the absence of footnotes) the financial position and the results of operations of the Persons being reported upon;

provided, however, that, notwithstanding anything to the contrary in each of subsections 7.1(a)(i) and (ii) above, if at any time that any Note is outstanding the Issuer becomes subject to the reporting requirements of the Exchange Act as a reporting issuer, the reference to “ninety days” and “forty-five days” in subsections 7.1(a)(i) and (ii) above, respectively, shall be deemed to be . references to such shorter or longer period or such fewer or larger number, if any, of days as is mandated by Law or by SEC rulemaking or regulation, or otherwise, as the time period by which the Issuer’ would then be required to file its annual reports and quarterly reports, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act.

(b)                                 Notices.

Promptly upon obtaining knowledge thereof, the Issuer shall give written notice, in accordance with the terms of this Agreement, to each of the Noteholders of the occurrence of:

(i)                                     any Default or Event of Default, together with a description of any action being taken or proposed to be taken with respect thereto;

(ii)                                  a Ratings Downgrade (including the placement of any such rating on “negative outlook” or “negative watch” or their equivalent by either of the Required Rating Agencies) with respect to any guarantor under an outstanding Debt Service Reserve Guaranty;

(iii)                               any event which results in any guarantor under an outstanding Debt Service Reserve Guaranty ceasing to be an Affiliate of the Issuer;

(iv)                              any event giving rise to a claim under any insurance policy relating to the Pipeline or the business of the Issuer or any of its Subsidiaries in an amount greater than $1,000,000, together with copies of any document relating thereto (including copies of any such claim) in possession or control of the Issuer or any agent of the Issuer;

(v)                                 any material dispute between the Issuer and any other Person party to a Project Agreement which could reasonably be expected to result in a Material Adverse Effect;

(vi)                              the occurrence of any ERISA Event, together with a statement of action, if any, that the Issuer or an ERISA Affiliate proposes to take with respect thereto;

(vii)                           the initiation of litigation or similar proceeding by or against the Issuer or any of its Subsidiaries, which could reasonably be expected to be Material; and

(viii)                        any other event which, in the reasonable judgment of the Issuer exercised in good faith, could reasonably be expected to have a Material Adverse Effect.

(c)                                  SEC and Other Reports.

(i)                                     Promptly upon their becoming available, the Issuer shall provide to each Noteholder one copy of (A) each financial statement, report, notice or proxy statement sent by the Issuer or any of its Subsidiaries to public securities holders generally, and (B) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Noteholder), and each prospectus and all amendments thereto filed by the Issuer or any of its Subsidiaries with the SEC and all press releases and other written statements made available generally by the Issuer or any of its Subsidiaries to the public concerning developments that are Material.

(ii)                                  If at any time, the Issuer is required to file reports and/or other information with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, the Issuer shall, to the extent that any such report and/or other information has not previously been delivered to the Noteholders pursuant to another provision of this Agreement, supply, at the Issuer’s cost, to the Noteholders copies of any such report and/or other information.

7.2.                            Other Information.

For so long as any Note is outstanding, the Issuer shall furnish to the Noteholders:

(a)                                 concurrently with the delivery of the financial statements referred to in subsections 7.l(a)(i) and (ii) above, an Officer’s Certificate, (x) stating whether or not to the best knowledge of each Authorized Representative signing such Officer’s Certificate, a Default or an Event of Default has occurred and is continuing and, if a Default or an Event of Default has occurred and is continuing, specifying the nature and status and the period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto and (y) in the event that any Debt was Incurred or Restricted Payment made in accordance with Sections 10.5, 10.6 or 10.7 during such period, providing information (including any calculations related thereto) sufficient to confirm compliance with the requirements of Sections 10.5, 10.6 and/or 10.7, as the case may be;

(b)                                 on each Debt Service Payment Date, an Officer’s Certificate setting forth the calculation of (i) the Debt Service Coverage Ratio for the last four quarters taken as a whole ending on such Debt Service Payment Date and (ii) the Projected Debt Service Coverage Ratio for the next four calendar quarters taken as a whole from the date immediately following such Debt Service Payment Date;

(c)                                  promptly, and in any event no later than thirty days following receipt thereof, copies of all material written communications amending, modifying or affecting any material Governmental Approval then required to be in effect in a manner that could have a Material Adverse Effect;

(d)                                 promptly, and in any event no later than thirty days following receipt thereof, copies of all written notices of default received by the Issuer under any Project Agreement;

(e)                                  on an annual basis (at or around each anniversary of this Agreement), a certificate from a reputable insurance broker stating that the insurance coverages maintained by the Issuer at such time are adequate to comply with Section 9.6; and

(f)                                   promptly, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Issuer or any of its Subsidiaries or relating to the ability of the Issuer to perform its obligations under’ this Agreement, under the Notes or under any of the Transaction Documents as from time to time may be reasonably requested by any Noteholder.

7.3.                            Inspection Rights

For so long as any Note is outstanding, at any time, and from time to time during normal business hours, upon reasonable notice and at the expense of a Noteholder (other than any Noteholder engaged predominantly in the natural gas pipeline transmission industry who competes directly with the Issuer in natural gas markets in New England or Eastern Canada), the Issuer shall permit such Noteholder and its respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the Properties of, the Issuer and of the Issuer’s Subsidiaries and to discuss the business, affairs, finances and accounts of the Issuer, of the Issuer’s Subsidiaries, and of the Pipeline, with the Issuer, the Issuer’s Subsidiaries, and their respective officers, and the Issuer’s accountants, subject to any applicable legal privilege; provided, however, that, the Issuer shall be provided with an opportunity to be present at any such discussion with such accountants. If any Default or Event of Default shall have occurred and be continuing the exercise of any of the foregoing rights of such Noteholder shall be at the expense of the Issuer and may be exercised at any time requested by any Noteholder upon reasonable notice. None of the foregoing activities in this Section 7.3 shall unreasonably interfere with normal business operations of the Issuer or the Issuer’s Subsidiaries or unreasonably interfere with the operation of the Pipeline.

8.                                      PREPAYMENT OF THE NOTES.

8.1.                            Quarterly Principal and Interest Payments.

The Issuer shall, on each Debt Service Payment Date, repay, in accordance with Section 14, to each Noteholder an amount of principal of the Note held by such Noteholder equal to the amount specified to be paid on such Debt Service Payment Date on the amortization schedule attached to the Note held by such Noteholder. In addition, the Issuer shall, on each Debt Service Payment Date, pay, in accordance with Section 14, to each Noteholder the amount of interest accrued, as of such Debt Service Payment Date, on the unpaid principal amount of the Note held by such Noteholder in accordance with the terms of such Note. For purposes of reference, an amortization schedule covering the principal repayment on all of the Notes is attached as Schedule 8.1.

8.2.                            Mandatory Prepayments.

Upon the occurrence of (a) an Event of Loss, after which the Issuer does not use the Loss Proceeds received to rebuild or repair the Pipeline or otherwise render the Pipeline fit for normal use in accordance with Section 9.5 and Section 4.02 of the Collateral Agency and Depositary Agreement, or (b) a Material Event of Loss with respect to which the Issuer does not use the Loss Proceeds received for Permitted Restorations in accordance with Section 9.5 and Section 4.02 of the Collateral Agency and Depositary Agreement, the Issuer acknowledges that the Collateral Agent shall apply any and all Loss Proceeds remaining in the Loss Proceeds Account to prepay the Notes, in whole or in part at a Redemption Price equal to the unpaid principal amount thereof to be prepaid, plus accrued and unpaid interest thereon to the Determination Date, on a Determination Date to be determined by the Issuer, which shall fall on or within the date which is three months after the date on which the Loss Proceeds are received by or on behalf of the Issuer.

8.3.                            Optional Prepayments with Make-Whole Premium

The Issuer shall have the right at any time to prepay the Notes, in whole or in part (provided, that, such part is in an amount not less than $5,000,000), at a Redemption Price equal to the unpaid principal amount thereof to be prepaid plus accrued and unpaid interest thereon to the Determination Date, plus the Make-Whole Premium on a Determination Date to be determined by the Issuer For the avoidance of doubt, in the event that the Issuer prepays all or a portion of the Notes with Permitted Replacement Debt in accordance with Section 10.5, such Redemption Price shall be equal to the unpaid principal amount thereof, plus accrued and unpaid interest thereon to the Determination Date, plus the Make-Whole Premium.

8.4.                            Delivery of Notices and Certificates

The Issuer shall give notice of any prepayment pursuant to Section 8.2 or Section 8.3 hereunder, at its expense, in the manner provided in this Agreement to each Noteholder at least thirty days but not more than sixty days prior to the Determination Date, as the case may be. All notices of prepayment shall be irrevocable and shall state, as applicable:

(i)                                     the Determination Date;

(ii)                                  the aggregate principal amount of the Notes to be prepaid on such Determination Date;

(iii)                               the principal amount of each Note held by such Noteholder to be prepaid (determined in accordance with Section 8.5);

(iv)                              the interest to be paid on the Determination Date with respect to such principal amount being prepaid;

(v)                                 an estimate of the Make-Whole Premium payable on such prepayment, if any (including details of such calculation); and

(vi)                              that on the Determination Date, interest on the principal amount being prepaid will cease to accrue on and after said date.

Two Business Days prior to such prepayment, the Issuer shall deliver to each Noteholder a certificate of an Authorized Representative setting forth the calculation of such Make-Whole Premium as of the specified Determination Date and the details of such computation.

8.5.                            Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, and each such prepayment shall be applied across all scheduled principal payments remaining to be paid on the Notes on a pro rata basis.

8.6.                            Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the Determination Date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Premium, if any From and after such Determination Date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.                            Purchase of Notes.

The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

9.                                      AFFIRMATIVE COVENANTS.

The Issuer covenants and agrees for the benefit of the Noteholders that, for so long as any Note is outstanding, it shall, and shall cause each of its Subsidiaries to, observe the following affirmative covenants:

9.1.                            Maintenance of Existence, etc.

(a)                                 The Issuer shall at all times (i) preserve and maintain in full force and effect its existence as a general partnership under the Laws of the State of Maine and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification, and (ii) preserve and maintain all of its rights, privileges and certificates necessary for the construction, ownership and operation of the Pipeline in accordance with all applicable Laws and Governmental Approvals and the Project Agreements to which it is a party, except in both cases where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Issuer shall cause each of its Subsidiaries, including PNGTS Operating Co., to at all times (i) preserve and maintain in full force and effect its existence under the Laws of the jurisdiction of its formation and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification, and (ii) preserve and maintain all of its rights, privileges and certificates necessary for the operation of the Pipeline in accordance with all applicable Laws and Governmental Approvals and the Project Agreements to which it is a party, except in both cases where failure to do so could not reasonably be expected to have a Material Adverse Effect

9.2.                            Books and Records.

The Issuer shall, and shall cause its Subsidiaries to, keep proper books of records and accounts in which full, true and correct entries shall be made of all of its and its Subsidiaries’ (a) transactions, (b) assets and businesses, and (c) costs and expenses, in each case in accordance with GAAP and RAP. The Issuer shall, and shall cause its Subsidiaries to, maintain all operating and maintenance logs and records with respect to the Pipeline which are required to be maintained by all applicable Laws and Governmental Approvals.

9.3.                            Performance of Project Agreements/ Enforcement of Tariff.

The Issuer shall, and shall cause its Subsidiaries to, (a) perform and observe all material terms and provisions of each Project Agreement to which it or’ any Subsidiary is a party, (b) maintain such Project Agreements in full force and effect in accordance with their terms, and (c) enforce such Project Agreements in accordance with their respective terms, unless, with respect to the obligations set forth in items (b) or (c) of this Section 9.3, a failure to do so could not reasonably be expected to have a Material Adverse Effect In addition, the Issuer shall exercise all reasonable commercial efforts to enforce the rights contained, at any given time, in its FERC gas tariff to obtain credit support from its Shippers, unless a failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.4.                            Continuance of Rating of the Notes

The Issuer shall furnish to S&P the information referred to in Sections 7.1, 7.2 and 7.3 above, together with such other information as S&P may reasonably request in order to enable S&P to continue to rate the Notes

9.5.                            Maintenance of Properties.

The Issuer shall, and shall cause its Subsidiaries to, maintain and preserve, develop, operate and construct, in substantial conformity with all Project Agreements, Good Pipeline Practices, and all material Governmental Approvals, all elements of the Pipeline which are used or necessary in the conduct of its and its Subsidiaries’ businesses in good working order and condition, ordinary wear and tear excepted

9.6.                            Maintenance of Insurance.

At all times, the Issuer shall provide or cause to be provided, for itself and for its Subsidiaries and its and their assets (including the Pipeline and related equipment), insurance

(including appropriate self-insurance) against loss or damage of the kinds customarily insured against by companies similarly situated in the industry in which the Issuer is then conducting business and owning like properties, with Reputable Insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for companies similarly situated in the industry in which the Issuer is then conducting business and owning like properties. In addition:

(a)                                 Each policy for property damage or loss insurance relating to the Portland North Facility shall (i) provide for all amounts payable by the insurer with respect to any Event of Loss to be paid directly to the Collateral Agent on behalf of the Secured Parties for deposit into the Loss Proceeds Account, (ii) designate the Collateral Agent as sole loss payee for all amounts payable by the insurer with respect to any Event of Loss with respect to the Issuer’s interest in the Portland North Facility and (iii) designate the Collateral Agent and Noteholders as additional insureds with respect to any third party liability claims associated with the Portland North Facility.

(b)                                 Subject to Section 9.6(d), in case of any Event of Loss not constituting a Material Event of Loss with respect to the Portland North Facility, all Loss Proceeds received in respect of such Event of Loss shall be paid into the Loss Proceeds Account and shall be used by the Issuer for repair or replacement of such damaged property in accordance with the terms of the Collateral Agency and Depositary Agreement.

(c)                                  Subject to Section 9.6(d) and Section l1.l(o), in case of any Material Event of Loss with respect to the Portland North Facility, all Loss Proceeds received in respect of such Event of Loss shall be paid into the Loss Proceeds Account and shall be used by the Issuer to make Permitted Restorations only (if any), and the Loss Proceeds held by the Collateral Agent in respect of such Event of Loss shall be paid to the Issuer, from time to time, in accordance with the terms of the Collateral Agency and Depositary Agreement, for the payment of the costs of any such Permitted Restoration; provided, however, that notwithstanding the foregoing, in the event the conditions for Permitted Restorations set forth in the definition thereof are not satisfied with respect to any Material Event of Loss, any and all Loss Proceeds in the Loss Proceeds Account relating to such Event of Loss shall be applied to redeem the Notes in accordance with Section 8.2.

(d)                                 If an Event of Default shall have occurred and be continuing, all Loss Proceeds associated with an Event of Loss with respect to the Portland North Facility, whether incurred prior to (to the extent of any outstanding amounts not otherwise used towards repair, replacement or a Permitted Restoration, as applicable) or after the occurrence of such Event of Default, shall be deposited into the Loss Proceeds Account and shall be applied to redeem the Notes in accordance with Section 8.2, unless the Notes have been accelerated in accordance with Section 12.1, in which case the Notes shall be redeemed in accordance with Section 12.1.

(e)                                  In the case of any Event of Loss with respect to the Joint Facility, all Loss Proceeds received by the Issuer in respect of such Event of Loss shall be used by the Issuer to repair or restore such damaged property in accordance with the terms of the Joint Facility Agreements. In the event that the Issuer shall receive for its own purpose any Loss Proceeds relating to any Event of Loss to the Joint Facility which are not used for the repair or restoration of the Joint Facility, all such Loss Proceeds in excess of $1,000,000 shall be deposited into the Loss Proceeds Account and shall be applied to redeem the Notes in accordance with Section 8.2.

9.7.                            Payment of Taxes and Other Claims.

The Issuer shall, and shall cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and pay or discharge, or cause to be paid or discharged, no later than the date that the same shall become due (a) all Taxes levied or imposed upon (i) the Issuer or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a not a “pass-through” entity for tax purposes or (iii) the Property of the Issuer or any such Subsidiary and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by Law become a Lien upon the Property of the Issuer or any such Subsidiary; provided that the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such Tax or other claim the amount, applicability or validity of which is being contested in good faith through appropriate means and for which adequate cash reserves in accordance with GAAP have been established.

9.8.                            Use of Proceeds.

On the Closing Date, the Issuer shall apply the proceeds of the sale of the Notes to prepay, in full, all obligations outstanding under the Construction Credit Agreement, and, to the extent that any proceeds of the Notes are not required to so prepay in full the Construction Credit Agreement, such amounts shall be used by the Issuer to settle forward Interest Rate Agreements and for general corporate purposes.

9.9.                            Compliance with Laws and Regulations.

The Issuer shall, and shall cause each of its Subsidiaries to, comply with all Laws (including Environmental Laws) to which it or its Property or assets may be subject, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. In addition, the Issuer shall, and shall cause each of its Subsidiaries to, immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that (a) the same is being contested in good faith by the Issuer or such Subsidiary through appropriate means under circumstances where none of the Collateral or the Liens of the Secured Parties thereon will be endangered and (b) adequate cash reserves in accordance with GAAP have been established, if the establishment of such reserves is required under GAAP.

9.10.                     Permits; Approvals.

The Issuer shall, and shall cause each of its Subsidiaries to, possess all Governmental Approvals which are necessary or desirable for the ownership or operation of their respective properties or the conduct of their respective businesses as so conducted, except where failure to possess such Governmental Approval could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.11.                     Preservation of Security Interests; Maintenance of Assets.

(a)                                 The Issuer shall preserve the security interests granted under the Security Documents and undertake all such actions which are necessary or appropriate as requested by the Collateral Agent, acting at the reasonable instruction of the Required Noteholders, to maintain the Secured Parties’ security interest in the Collateral in full force and effect at all times (including the priorities, rights and title and the rights of the Secured Parties to the Collateral), including, without limitation, the making or delivery of all filing and recordations, the payments of fees and other charges and the issuance of supplemental documentation.

(b)                                 Except as permitted by Section 10.2, the Issuer shall, and shall cause each of its Subsidiaries to, maintain good title to, or interest in, all of its material assets, including the Pipeline and related equipment, subject to Permitted Liens thereon.

9.12.                     Security; Accounts; Debt Service Reserve Account.

(a)                                 On the Closing Date, the Issuer shall (i) grant in favor of the Secured Parties (other than with respect to the Initial Debt Service Reserve Account which shall be granted for the benefit of the Noteholders only) (x) pursuant to the Security Agreement a security interest in and Lien on its rights and interests under and pursuant to the Transportation Contracts, the Transportation Guaranties and the Shipper Letters of Credit and (y) pursuant to the Collateral Agency and Depositary Agreement a security interest in and Lien on the Accounts and (ii) cause each Partner to grant in favor of the Secured Parties pursuant to a Pledge Agreement a security interest in and Lien on its partnership interests in the Issuer The Noteholders and the Collateral Agent each hereby acknowledge and agree that if, at any time, the Issuer Incurs Additional Senior Debt in accordance with the terms and conditions of this Agreement, the holders of such Additional Senior Debt will be entitled to share on a pro rata and pari passu basis with the Noteholders in the Collateral purported to be covered by the Liens of the Security Agreement, the Collateral Agency and Depositary Agreement (other than with respect to the Initial Debt Service Reserve Account which Lien shall only be for the benefit of the Noteholders) and each Pledge Agreement. The Collateral Agent and the Noteholders agree to negotiate in good faith and to execute (i) a Working Capital Intercreditor Agreement with each Working Capital Lender providing Permitted Working Capital Debt on a secured basis from time to time and (ii) in the event that any Permitted Expansion Debt or Permitted Replacement Debt (which does not repay the then entire amount of the outstanding Notes) is Incurred on a secured basis, an Intercreditor Agreement (which may be an amended version of the then current Working Capital Intercreditor Agreement (if one is then in place at such time)) reasonably acceptable to the Required Noteholders and Collateral Agent, in cases (i) and (ii), providing for the sharing in the Collateral purported to be covered by the Liens of the Security Agreement, the Collateral Agency and Depositary Agreement (other than with respect to the Initial Debt Service Reserve Account) and the Pledge Agreements on a pro rata and pari passu basis with the Secured Parties unless such Permitted Expansion Debt or Permitted Replacement Debt is incurred on a subordinated basis in which case the Intercreditor Agreement shall so specify the respective rights of the Secured Parties.

(b)                                 In addition, the Issuer shall establish and maintain the Accounts and make or cause to be made, all deposits into the relevant Accounts at all times in accordance with the Collateral Agency and Depositary Agreement. The Issuer shall, commencing on the Closing Date, cause the Debt Service Reserve Requirement to be fully funded in accordance with the Collateral Agency and Depositary Agreement by way of cash, one or more Debt Service Reserve Letters of Credit or one or more Debt Service Reserve Guaranties (or any combination thereof); provided, however, that if, during any time that any Debt Service Reserve Guaranty shall be outstanding, a Guarantor Event of Default shall occur under such Debt Service Reserve Guaranty, the Issuer shall, within ten days after the Issuer has knowledge of such Guarantor Event of Default, replace such

Debt Service Reserve Guaranty with cash, one or more Debt Service Reserve Letters of Credit or one or more replacement Debt Service Reserve Guaranties pursuant to which no Guarantor Event of Default shall have occurred.

(c)                                  During any period of time when the Debt Service Reserve Requirement is being funded in whole or in part by cash in the Debt Service Reserve Account, such amounts may be invested in Permitted Investments in accordance with the Collateral Agency and Depositary Agreement.

(d)                                 During any period of time when the Debt Service Reserve Requirement is being funded in whole or in part by a Debt Service Reserve Guaranty, the Issuer shall on a periodic basis, but no less frequently than every thirty days, review information publicly available (if any) from both of the Required Rating Agencies which relates to the long-term unsecured Debt ratings assigned by each Required Rating Agency to such guarantor’s long-term unsecured Debt.

9.13.                     Compliance with ERISA.

With respect to each employee benefit plan within the meaning of Section 3(3) of ERISA, the Issuer shall comply with ERISA, the Code and all other applicable Laws, except where such failure could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Issuer shall not maintain, sponsor or contribute to any Plan or any Multiemployer Plan and shall cause each ERISA Affiliate to make, in a timely manner, all contributions to each Plan and Multiemployer Plan that such ERISA Affiliate may maintain.

10.                               NEGATIVE COVENANTS.

The Issuer covenants and agrees for the benefit of the Noteholders that, for so long as any Note is outstanding, it shall, and shall cause each of its Subsidiaries to, observe the following negative covenants:

10.1                        Restrictions on the Establishment of Subsidiaries.

The Issuer shall not create or suffer to exist, directly or indirectly, any Subsidiaries of the Issuer, other than PNGTS Operating Co. or any Wholly-Owned Subsidiary which is (a) engaged exclusively in one or more of the businesses set forth in Section 10.9, and (b) created in accordance with the Partnership Agreement and, in each case, unless the capitalization of any such Wholly-Owned Subsidiary in another manner is required or appropriate to satisfy any Law or regulation, such Wholly-Owned Subsidiary shall be capitalized with (i) funds contributed to the Issuer for onward contribution by the Issuer to such Subsidiary for such purpose by the Partners or (ii) funds which would have been available for a Restricted Payment in accordance with Section 10 6 but which were not distributed to the Partners in accordance with this Agreement.

10.2.                     Limitations on Asset Sales.

The Issuer shall not, and shall cause each of its Subsidiaries not to, sell, lease, transfer or otherwise dispose of all or any substantial part of its assets, including (without limitation) any portion of the Pipeline, other than any sales or other dispositions of obsolete, worn-out or defective or surplus equipment or any real property, equipment, supplies and materials no longer necessary or useful for the maintenance and operation of the Pipeline in accordance with this Agreement.

10.3.                     Limitations on Actions with Respect to Project Agreements.

(a)                                 The Issuer shall not, and shall cause each of its Subsidiaries not to, agree or consent to any termination, modification, supplement or waiver of any Designated Project Agreement, nor shall the Issuer initiate, or cause any of its Subsidiaries to initiate, any such termination, modification, supplement or waiver of any such Designated Project Agreement which could, individually or in the aggregate, with all other such terminations, modifications, supplements and waivers of the Designated Project Agreements, reasonably be expected to result in a Material Adverse Effect. In addition, the Issuer shall not initiate any change to its FERC gas tariff (other than those which either the Issuer, any party to a proceeding before the FERC, or the FERC itself initiates to comply with (x) any regulation or order validly promulgated by the FERC, (y) any new or modified policy statement or rulemaking proceeding generally applicable to the Issuer and similarly situated natural gas pipelines, or (z) any other regulatory obligation or regulatory requirement specifically applicable to the Issuer), if such change could, either individually or in the aggregate with all other such changes that the Issuer is more or less contemporaneously required to make to its FERC gas tariff, result in a Material Adverse Effect.

(b)                                 The Issuer shall not, and shall cause each of its Subsidiaries not to, assign or agree or consent to any assignment of any Designated Project Agreement (other than a Transportation Contract) by any party thereto, if any such assignment of such Designated Project Agreement (other than a Transportation Contract) could, individually or in the aggregate, with all other such assignments of the Designated Project Agreements (other than a Transportation Contract) reasonably be expected to result in a Material Adverse Effect.

(c)                                  The Issuer shall not, and shall cause each of its Subsidiaries not to, assign or agree or consent to any assignment of any Transportation Contract by any party thereto without obtaining a Ratings Reaffirmation prior to such assignment; provided, however, that no such Ratings Reaffirmation shall be required in the event that, with respect to assignments by the Shippers:

(i)                                     the Shipper making the assignment (or assignor Shipper) shall not, individually or in the aggregate, have contracted with the Issuer for the transportation of 5,000 MMBtu/d, Dth/d or such other equivalent industry measurement of natural gas or more, at any given time,

(ii)                                  the assignor Shipper’s Debt shall not have an Investment Grade Rating from each Required Rating Agency at the time of such proposed assignment and the assignee Shipper’s Debt shall have at least an Investment Grade Rating from each Required Rating Agency; provided, that, if either such Investment Grade Rating on such assignee Shipper’s Debt is in the lowest category of Investment Grade Rating by any Required Rating Agency, such Investment Grade Rating shall not be on “negative watch”, or have a “negative outlook”, by any Required Rating Agency; provided, further, that, if the assignor Shipper’s Debt has an Investment

Grade Rating from one Required Rating Agency, but not from the other Required Rating Agency, then the Investment Grade Rating assigned to the assignee Shipper’s Debt by the Rating Agency that has assigned the assignor Shipper’s Debt at least an Investment Grade Rating shall be at least one full rating grade or notch above the Investment Grade Rating issued by such Required Rating Agency on the Debt of the assignor Shipper at such time, without any negative qualification such as having a “negative outlook” or being on “negative watch”,

(iii)                               the assignor Shipper’s Debt shall have an Investment Grade Rating from each Required Rating Agency at the time of such proposed assignment and the assignee Shipper’s Debt shall have an Investment Grade Rating from each Required Rating Agency at least one full rating grade or notch above each Investment Grade Rating, assigned, at such time, to the assignor Shipper’s Debt without any negative qualification to such assignee Shipper’s Debt Investment Grade Rating, such as having a “negative outlook” or being on “negative watch,” assigned thereto by any Required Rating Agency,

(iv)                              the assignor Shipper remains obligated to the Issuer for performance of all obligations under the assigned Transportation Contract, or

(v)                                 the assignor Shipper’s Debt shall have an Investment Grade Rating from each Required Rating Agency at the time of such proposed assignment and the assignee Shipper shall be an Affiliate of the assignor Shipper with equal or higher Investment Grade Ratings than the assignor Shipper.

For purposes of this Section 10.3(c), any reference to the rating assigned by a Required Rating Agency to an assignor or assignee Shipper’s Debt shall be deemed a reference to any such rating assigned to the Debt of any Shipper Guarantor which guaranties (or will guaranty) all of the obligations of such Shipper under the Transportation Contract to be assigned.

10.4.                     Limitations on Liens.

The Issuer shall not, and shall cause each of its Subsidiaries not to, create, Incur, assume or suffer to exist any Lien upon any of the Issuer’s or any Subsidiary’s Property, whether now owned or hereafter acquired, other than Permitted Liens.

10.5.                     Limitations on Debt.

The Issuer shall not, and shall cause each of its Subsidiaries not to, Incur Debt, other than as permitted in accordance with Section 10.7 and as set forth below:

(a)                                 Debt Incurred as a result of the issuance of the Notes on the Closing Date;

(b)                                 Permitted Working Capital Debt in a total aggregate amount not to exceed (i) $5,000,000 for the period from the date of this Agreement to, but not including, the fifth anniversary of the date of this Agreement, (ii) $7,500,000 for the period from the fifth anniversary of the date of this Agreement to, but not including, the tenth anniversary of the date of this Agreement and (iii) $10,000,000 at any given time from the tenth anniversary of the date of this Agreement onward;

(c)                                  Capitalized Lease Liabilities in a total aggregate amount not to exceed, when considered in the aggregate with any outstanding guaranties or contingent obligations incurred pursuant to Section 10.7(d), (i) $5,000,000 for the period from the date of this Agreement to, but not including, the fifth anniversary of the date of this Agreement, (ii) $7,500,000 for the period from the fifth anniversary of the date of this Agreement to, but not including, the tenth anniversary of the date of this Agreement and (iii) $10,000,000 at any given time from the tenth anniversary of the date of this Agreement onward;

(d)                                 Permitted Subordinated Debt;

(e)                                  Permitted Expansion Debt or Permitted Replacement Debt; provided that:

(i)                                     the Issuer obtains a Ratings Reaffirmation prior to such Incurrence of any Permitted Expansion Debt or Permitted Replacement Debt;

(ii)                                  immediately after giving effect to such Incurrence, the ratio of the total Debt of the Issuer (excluding Permitted Subordinated Debt, but including any subordinated Debt Incurred by the Issuer or any Subsidiary thereof pursuant to clauses (b), (c), (e) or (f) of this Section 10.5) to Total Capitalization does not exceed 70%;

(iii)                               no Default or Event of Default shall have occurred and be continuing or would occur as the result of such Incurrence of any Permitted Expansion Debt or Permitted Replacement Debt;

(iv)                              the Projected Debt Service Coverage Ratio for each fiscal year commencing the year in which such Incurrence takes place until the Stated Maturity of the Notes on the date of such Incurrence shall not be less than 1.40 to 1.00; and

(v)                                 such Permitted Expansion Debt or Permitted Replacement Debt is unsecured or secured on a Ratable Basis (other than with respect to any Permitted Additional Debt Service Reserve Account); provided, however, that in the event such Debt is (x) either (I) Permitted Expansion Debt or (II) Permitted Replacement Debt the proceeds of which on the date of its Incurrence are not used to prepay in full all of the Notes and (y) secured, the Issuer shall (I) provide the Noteholders with (A) an opinion of reputable nationally recognized special counsel in form and substance reasonably satisfactory to the Required Noteholders confirming that the Noteholders will be entitled to share, on a pro rata and pari passu basis with the holders of such Debt, and shall have a perfected security interest, in the security being provided to such holders (other than with respect to any Permitted Additional Debt Service Reserve Account), and (B) any other documentation relating thereto that the Required Noteholders may reasonably request and (II) take any and all other actions reasonably required or requested to be taken by the Required Noteholders to accomplish the foregoing;

provided, further, that in the event that any Permitted Replacement Debt Incurred pursuant to this Section 10.5(e)(v) is used to prepay, and does prepay, all of the then outstanding Notes in full together with any applicable Make-Whole Premium and accrued interest payable thereon, none of the conditions in this Section 10.5(e) shall apply to such Incurrence; and

(f)                                   Debt Incurred under any Interest Rate Agreement entered into with respect to, and in accordance with, any Permitted Expansion Debt or any Permitted Replacement Debt; provided that any such Debt is unsecured or secured on a Ratable Basis (other than with respect to any Permitted Additional Debt Service Reserve Account).

10.6.                     Restricted Payments.

(a)                                 The Issuer shall not set aside, declare or make any Restricted Payment at any time, unless the following conditions are satisfied both immediately prior to and immediately after giving effect to such intended Restricted Payment and such intended Restricted Payment is made on a date which is on, or within a period ending on, the twentieth day following a Debt Service Payment Date from Operating Cash Flow available for such Restricted Payment on such Debt Service Payment Date (after giving effect to the Debt Service Payment due on such Debt Service Payment Date):

(i)                                     no Default or Event of Default shall have occurred and be continuing;

(ii)                                  the ratio of the total Debt of the Issuer (excluding Permitted Subordinated Debt, but including any subordinated Debt Incurred by the Issuer or any Subsidiary thereof pursuant to clauses (b), (c), (e) or (f) of Section 10.5) to Total Capitalization does not exceed 70%;

(iii)                               (A) the Debt Service Coverage Ratio of the Issuer for the last four calendar quarters taken as a whole immediately prior to the date of such intended Restricted Payment (but excluding the then current calendar quarter) is at least 1.30 to 1.00 and (B) the Projected Debt Service Coverage Ratio of the Issuer for the next four calendar quarters taken as a whole from the date of such intended Restricted Payment (including the then current calendar quarter) shall be at least 1.30 to 1. 00, both (x) as certified by the Issuer in an Officer’s Certificate delivered to the Noteholders at least five days prior to such intended Restricted Payment and (y) determined using the same assumptions and methodologies as used in the calculations included in the Officer’s Certificate delivered pursuant to Section 7.2(b); and

(iv)                              the Debt Service Reserve Account shall be fully funded with the Debt Service Reserve Requirement in accordance with Section 9.12 and the Collateral Agency and Depositary Agreement.

(b)                                 Notwithstanding anything to the contrary in this Section 10.6 above, the Issuer may make the Initial Distribution on a date which is within ten days of the Closing Date without the satisfaction of the conditions set forth in Section 10.6(a) above; provided, that no Material Adverse Effect shall have occurred or could reasonably be expected to occur from the making of such Initial Distribution.

(c)                                  In the event that the conditions specified above in this Section 10.6 are satisfied on any given Debt Service Payment Date, but the Issuer elects not to make a Restricted

Payment to its Partners, the Issuer may, within twenty days of such Debt Service Payment Date, deposit the Distributable Cash available on such Debt Service Payment Date into the Unrestricted Account.

10.7.                     Guaranty and Contingent Obligations.

The Issuer shall not, and shall cause each of its Subsidiaries not to, create, Incur, assume or suffer to exist any Guaranty Obligations or other contingent obligations except (a) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Issuer’s and its Subsidiaries’ businesses, (b) indemnities in respect of mechanics’ liens and other Permitted Liens, (c) contingent obligations set forth in, or Incurred in connection with, or indemnities set forth in the Project Agreements, and (d) in the ordinary course of business, not to exceed when aggregated together with any and all then outstanding Capitalized Lease Liabilities incurred to the extent permitted by Section 10.5(c), (i) $5,000,000 for the period from the date of this Agreement to, but not including, the fifth anniversary of the date of this Agreement, (ii) $7,500,000 for the period from the fifth anniversary of the date of this Agreement to, but not including, the tenth anniversary of the date of this Agreement and (iii) $10,000,000 at any given time from the tenth anniversary of the date of this Agreement onward.

10.8.                     Existence/Prohibition on Fundamental Changes.

(a)                                 The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in a single transaction or series of transactions to, any Person, unless (i) the Notes shall have an Investment Grade Rating by S&P immediately prior to any such transaction, (ii) the Issuer is the continuing Person in any such merger or consolidation or the Person (if other than the Issuer) which is the continuing Person in any such merger or consolidation or which acquires all or substantially all of the assets of the Issuer is a solvent corporation or partnership organized and in good standing under the Laws of the United States or any State or the District of Columbia and expressly assumes the Issuer’s obligations under the Notes, this Agreement and each other Transaction Document to which the Issuer is a party pursuant to one or more agreements enforceable against the parties thereto evidenced by an opinion of reputable counsel, (iii) no Default or Event of Default shall have occurred and be continuing immediately prior to such transaction or would occur or result from such transaction and the Issuer or such other Person, as the case may be, shall not be in default in the performance of any covenants or conditions contained in the Transaction Documents and (iv) the Issuer obtains a Ratings Reaffirmation prior to such transaction.

(b)                                 The Issuer shall cause each of its Subsidiaries not to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in a single transaction or series of transactions to, any Person, unless (i) the Notes shall have an Investment Grade Rating by S&P immediately prior to any such transaction, (ii) the continuing or acquiring Person in any such transaction is a Wholly-Owned Subsidiary of the Issuer, (iii) the Subsidiary is the continuing Person in any such merger or consolidation or the Person (if other than the Subsidiary) which is the continuing Person in any such merger or consolidation or which acquires all or substantially all of the assets of the Subsidiary is a solvent corporation or partnership organized and in good standing under the Laws of the United States or any State or the District of Columbia and expressly assumes the Subsidiary’s obligations under the Transaction Documents to which such Subsidiary is a party pursuant to one or more agreements enforceable against the parties thereto as evidenced by an opinion of reputable counsel, (iv) no Default or Event of Default shall have occurred and be continuing prior to such transaction or would occur or result from such transaction and the Subsidiary or such other Person, as the case may be, shall not be in default in the performance of any covenants or conditions contained in the Transaction Documents and (v) the Issuer obtains a Ratings Reaffirmation prior to such transaction.

10.9.                     Limitation on Lines of Business.

The Issuer shall not, and shall cause each of its Subsidiaries not to, engage or invest in any business or activity other than:

(a)                                 the business contemplated by the Transaction Documents and the Private Placement Memorandum; and

(b)                                 activities associated with, or incidental to, the operation, marketing, maintenance or expansion of the Pipeline or pipelines directly interconnected with the Pipeline.

10.10.              Limitation on Investments.

The Issuer shall not, and shall cause its Subsidiaries not to, make any loan or advance to any Person or purchase or otherwise acquire any Capital Stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except for (a) making Investments with amounts on deposit in the Unrestricted Account, (b) making Permitted Investments in accordance with the Financing Agreements or (c) making capital contributions to any Wholly-Owned Subsidiary engaged in one or more of the businesses specified in Section 10.9, but only to the extent that any such capital contribution is made by the Issuer with (i) the proceeds from a correlative and identical capital contribution made to the Issuer by the Partners specifically therefor and in accordance with the Partnership Agreement or (ii) amounts which would have been available for a Restricted Payment in accordance with Section 10.6 but which were not distributed to the Partners in accordance with this Agreement.

10.11.              Limitation on Transactions with Affiliates.

With the exception of the Project Agreements in effect on the Closing Date (to the extent any such Project Agreements are with Affiliates of the Issuer), the Issuer shall not, and shall cause its Subsidiaries not to, enter into any transaction or agreement with an Affiliate, unless such transaction or agreement is on terms no less favorable to the Issuer or such Subsidiary than if the transaction or agreement had been negotiated in good faith on an arm’s-length basis with a Person not an Affiliate of the Issuer.

10.12.              Compliance with ERISA.

With respect to any Plan, the Issuer shall not, and shall cause each of its Subsidiaries not to, fail to satisfy the minimum funding requirements of ERISA or the Code or permit the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of any Plan to fall below 90% as of the most recent annual actuarial valuation date and shall not take any action, or omit to take any action, which would give rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that is reasonably likely to subject the Collateral Agent or the Noteholders to any material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

10.13.              Material Additional Contracts.

The Issuer shall not, and shall cause each of its Subsidiaries not to, enter into any Material Additional Contract which, individually or in the aggregate, could reasonably be expected at the time of execution thereof to have a Material Adverse Effect.

10.14.              Limitation on Sale-Leaseback or Lease-Leaseback Transactions.

The Issuer shall not, and shall cause each of its Subsidiaries not to, enter into any sale-leaseback or lease-leaseback transaction involving any of its Properties whether now owned or hereafter acquired, whereby the Issuer or any Subsidiary sells, otherwise transfers or leases such Properties and then or thereafter leases or subleases such Properties or any part thereof or any other Properties which the Issuer or such Subsidiary intends to use for substantially the same purpose or purposes as the Properties sold, otherwise transferred or leased, unless any such sale-leaseback or lease-leaseback transaction involves, individually or in the aggregate when considered with all other such transactions currently in effect, Properties with a value of $5,000,000 or less.

11.                               EVENTS OF DEFAULT

11.1.                     Events of Default.

It shall be an event of default (an “Event of Default”) hereunder if, for so long as any Note is outstanding, any of the following events shall have occurred and be continuing;

(a)                                 Principal Payments. The Issuer shall fail to pay any principal of, or Make-Whole Premium, if any, on, any Note when the same becomes due and payable, whether at Stated Maturity, required prepayment, acceleration or otherwise;

(b)                                 Interest Payments. The Issuer shall fail to pay any interest on any Note when the same becomes due and payable and such failure to pay continues for a period of five days;

(c)                                  Certain Covenants. The Issuer shall fail to perform or observe any covenant set forth in Section 7.1(b)(i) or in Section 10 (other than Section 10.10).

(d)                                 Material Covenants. The Issuer shall fail to perform or observe any covenant set forth in Sections 9.1(a)(i), 9.1(b)(i), 9.4, 9.11, 9.12 or 10.10 and such failure shall continue uncured for a period of fifteen or more days after the earlier of (i) any officer of the Issuer or PNGTS Operating Co., obtaining actual knowledge thereof, or (ii) the Issuer receiving notice thereof from any Noteholder or the Collateral Agent; provided, however that such cure period shall be available only if no Material Adverse Effect has resulted or could reasonably be expected to result from such failure;

(e)                                  Other Covenants. The Issuer shall fail to perform or observe any of its obligations or covenants (other than covenants described in clauses (a), (b), (c) or (d) of this Section 11.1) contained in this Agreement (or in any modification or supplement hereto), and such failure shall continue uncured for a period of thirty or more days after the earlier of (i) any officer of PNGTS Operating Co., obtaining actual knowledge thereof or (ii) the Issuer receiving any notice thereof from any Noteholder or the Collateral Agent, or, if such failure shall not be susceptible of being cured within such thirty-day period, such longer additional period, as may be required to cure such failure, not to exceed an aggregate total of ninety days; provided that the Issuer shall at all times be attempting in good faith to cure such failure, as demonstrated by the delivery to the Noteholders, at the end of the initial thirty-day cure period and every thirty days thereafter, of a status report setting forth in reasonable detail the Issuer’s progress and further plan of action with respect to effecting such cure, and no Material Adverse Effect has resulted or could reasonably be expected to result from such failure;

(f)                                   Representations. Any representation, warranty or certification by the Issuer in this Agreement or in any certificate furnished to any Noteholder pursuant to the provisions of this Agreement or any Financing Agreement shall prove to have been false as of the time made or furnished, as the case may be, and such misrepresentation has or could reasonably be expected to have a Material Adverse Effect;

(g)                                  Debt. The Issuer or any of its Subsidiaries shall default in the payment when due (after expiration of any applicable grace or cure period with respect thereto) of any principal of or premium or interest on any of its or any of its Subsidiaries’ other Debt (secured or unsecured) aggregating $10,000,000 (or its equivalent in any other currency) or more, or such Debt shall be required to be prepaid prior to the stated maturity thereof other than by a regularly required and scheduled repayment; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur and continue for a period exceeding any applicable grace or cure period if the effect of such event is to cause, or (with or without the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity;

(h)                                 Involuntary Bankruptcy. A court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Subsidiary of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Subsidiary of the Issuer or for all or substantially all of the Property of the Issuer or a Subsidiary of the Issuer or (iii) the winding up or liquidation of the affairs of the Issuer or any Subsidiary of the Issuer and, in each case, such decree or order shall remain unstayed and in effect for a period of sixty consecutive days;

(i)                                     Voluntary Bankruptcy. The Issuer or any Subsidiary of the Issuer (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Subsidiary of the Issuer or for all or substantially all of the Property of the Issuer or any Subsidiary of the Issuer, (iii)

effects any general assignment for the benefit of creditors, (iv) generally fails, or admits in writing its inability, to pay its Debt as and when it falls due, or (v) takes any partnership, corporate or other organizational action for the purpose of any of the foregoing;

(j)                                    Judgments. Any judgment or judgments for the payment of money in excess of $10,000,000 (or its equivalent in any other currency) in the aggregate against the Issuer or any Subsidiary of the Issuer shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Issuer or such Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty days from the date of entry thereof and the Issuer or such Subsidiary shall not, within said period of sixty days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(k)                                 Abandonment. (i) The Issuer shall file with FERC an application for the abandonment of the Pipeline which provides for the final and complete cessation of the transportation by the Pipeline of natural gas and for the abandonment of all or a majority of the necessary FERC certificates relating thereto, (ii) FERC shall issue a final, non-appealable order directing or authorizing the final and complete cessation of the transportation by the Pipeline of natural gas and the abandonment of the Pipeline’s facilities and all or a majority of the necessary FERC certificates relating thereto, or (iii) the Issuer shall otherwise, directly or indirectly, abandon the Pipeline or cease to pursue operations of the Pipeline for a period in excess of ninety days;

(l)                                     Project Agreements. Any Designated Project Agreement shall have been terminated prior to its stated termination date and such termination has or could reasonably be expected to have a Material Adverse Effect; provided, however, that any such termination shall not be an Event of Default hereunder if, (i) within ninety days of such termination, the Issuer shall be attempting in good faith to enter into (as evidenced by periodic reports to the Noteholders) and, shall have entered into, a Material Additional Contract providing the Issuer with comparable rights and obligations as those found in the terminated Designated Project Agreement such that the Issuer shall remain at least in the same or better economic position as it would have been if such Designated Project Agreement had not been terminated and (ii) there shall be no Ratings Downgrade with respect to the Notes as a consequence of the termination of such Designated Project Agreement and entry into such Material Additional Contract;

(m)                             Security Documents. Any Security Document shall for any reason fail or cease to create a valid and perfected first priority Lien in any portion of the Collateral and such failure shall not be remedied within fifteen days;

(n)                                 Repudiation. Any material provision of any Financing Agreement, after execution hereof or delivery thereof, shall (i) be repudiated by the Issuer or any other party (other than any Secured Party) or (ii) for any reason other than the express terms thereof cease to be enforceable and such repudiation or unenforceability shall not be remedied within thirty days;

(o)                                 Total Loss. There shall occur a Total Loss;

(p)                                 Change of Control. Any direct or indirect transfer of a partnership interest in the Issuer by a Partner or a Sponsor (whether beneficial, economic or otherwise), unless a Ratings

Reaffirmation is obtained prior to such transfer (it being understood that a transfer of any ownership interest in a Sponsor by a direct or indirect owner of a Sponsor shall not be considered a direct or indirect transfer of a partnership interest in the Issuer for purposes of this Section 11.1(p)); provided, however, that the following transfers shall not require a Ratings Reaffirmation: (i) a transfer by a Partner to an Affiliate of the same Partner, and (ii) a transfer by a Sponsor or an Affiliate of a Sponsor to another Sponsor or an Affiliate of another Sponsor so long as, immediately following the transfer, the transferee Sponsor owns, collectively with each of such Sponsor’s Affiliates, less than a 49% partnership interest in the Issuer, unless such transferee Sponsor has an Investment Grade Rating from each Required Rating Agency in which case such transferee Sponsor may own, collectively with each of such Sponsor’s Affiliates, up to a 59% partnership interest in the Issuer; provided, further, that any such transferee of a direct partnership interest adheres to a Pledge Agreement;

(q)                                 ERISA. Any ERISA Event shall have occurred and the liability of the Issuer and the ERISA Affiliates related to such ERISA Event, when aggregated with all other ERISA Events (determined as of the date of occurrence of such ERISA Event), has resulted in or could reasonably be expected to result in a Material Adverse Effect; or

(r)                                    Partnership Agreement. Subject to any transfer of a partnership interest permitted pursuant to Section 11.1(p) above, (i) any amendment, modification, supplement, assignment or waiver of the Partnership Agreement shall have occurred which, individually or in the aggregate with all other such amendments, modifications, supplements, assignments or waivers, has or could reasonably be expected to have a Material Adverse Effect or (ii) the Partnership Agreement shall be terminated.

12.                               REMEDIES ON DEFAULT, ETC.

12.1.                     Acceleration.

(a)                                 If an Event of Default with respect to the Issuer described in paragraph (h) or (i) of Section 11.1 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Noteholders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in paragraph (a) or (b) of Section 11.1 has occurred and is continuing, any Noteholder or Noteholders at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable; provided, however that no such Noteholder or Noteholders shall have the right to instruct the Collateral Agent to proceed against any Collateral, or to otherwise take any enforcement action with respect to the Collateral, without the consent of the Required Noteholders in accordance with Section 12.2.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Premium determined in respect of such principal amount (to the full extent permitted by applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and each of the parties hereto agree, that each Noteholder has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein and in the Notes specifically provided) and that the provision for payment of a Make-Whole Premium by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.                     Remedies under Security Documents.

Subject to the terms and conditions of any Intercreditor Agreement, if an Event of Default has occurred and is continuing, the Required Noteholders may instruct the Collateral Agent to proceed to protect and enforce the rights and exercise the remedies of the Noteholders under the Security Documents in accordance therewith by an action at law, suit in equity or any other appropriate proceeding, and in the absence of any such instruction, the Collateral Agent shall have no duty to so protect or enforce.

12.3.                     Application of Proceeds of Collateral.

If any Event of Default has occurred and the Required Noteholders have, subject to the terms and conditions of any Intercreditor Agreement, provided the Collateral Agent with written instruction to exercise its rights and remedies under any of the Security Documents, the Collateral Agent shall take any and all such action in accordance with the Security Documents and all Collateral or proceeds therefrom recovered by the Collateral Agent under any such Security Documents shall, subject to the terms and conditions of any Intercreditor Agreement, be applied by the Collateral Agent as follows: (a) first, to the payment of all fees, costs, expenses and indemnities owed to the Collateral Agent under the Financing Agreements, (b) second, to the payment of accrued and unpaid interest on any outstanding secured Senior Debt, (c) third, to the payment or prepayment of principal on any outstanding secured Senior Debt (including the Make-Whole Premium determined in respect of the entire then unpaid principal amount of the Notes), and (d) fourth, to the payment of any remaining Obligations (as defined in the Security Documents); provided, however, that any amounts (i) on deposit in the Initial Debt Service Reserve Account, (ii) posted pursuant to a Debt Service Reserve Letter of Credit or (iii) guaranteed under a Debt Service Reserve Guaranty shall be for the sole benefit of the Noteholders and the Collateral Agent shall apply any and all such amounts on a pro rata basis to the Noteholders. In the case of (a), (b), (c) and (d) of the preceding sentence, in the event that the Collateral (including the proceeds thereof) is at any time insufficient to pay in full the amounts so outstanding under such (a), (b), (c) or (d), then the Collateral Agent shall first make payments to the Collateral Agent under clause (a) above and thereafter make pro rata payments to all holders of secured Senior Debt entitled to receive any amounts under clause (b), (c) or (d), as the case may be (in such order of priority), without any preference or priority to each Secured Party.

12.4.                     Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, any Noteholder of any Note at the time outstanding may proceed to protect and enforce the rights of such Noteholder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.5.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) of Section 12.1 and prior to the commencement of enforcement by the Collateral Agent of its rights under the Security Documents, the Required Noteholders, by written notice or notices to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.5 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.6                        No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any Noteholder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Noteholder’s rights, powers or remedies No right, power or remedy conferred by this Agreement or by any Note upon any Noteholder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer under Section 15, the Issuer will pay to the Collateral Agent and each Noteholder on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of the Collateral Agent and such Noteholder incurred in any enforcement or collection action or proceeding under this Section 12 undertaken in good faith, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.                               REGISTRATION; TRANSFER; EXCHANGE; REPLACEMENT OF NOTES.

13.1.                     Registration of Notes.

The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Noteholder, each transfer of any one or more Notes by a Noteholder and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any Noteholder that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Noteholders.

13.2.                     Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Noteholder or its attorney duly authorized in writing and accompanied by the name and address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the surrendering Noteholder) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of such surrendered Note. Each such new Note shall be payable to such Person as such surrendering Noteholder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; provided that if necessary to enable the registration of transfer by a Noteholder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.                     Replacement of Notes.

(a)                                 Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(b)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Issuer (provided that if the Noteholder of such Note is, or is a nominee for, an Initial Noteholder or an Institutional Investor, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(c)                                  in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.                               PAYMENTS ON NOTES.

14.1.                     Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Premium, if any, and interest becoming due and payable on the Notes shall be made at such place the Issuer may at any time, by notice specify to each Noteholder, so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.                     Home Office Payment.

So long as any Initial Noteholder or its nominee shall be a Noteholder, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Premium, if any, and interest by the method and at the address specified for such purpose below such Initial Noteholder’s name in Schedule A, or by such other method or at such other address as such Initial Noteholder shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Initial Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by such Initial Noteholder or its nominee such Initial Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Initial Noteholder under this Agreement and that has made the same agreement relating to the surrender for cancellation of such Note as such Initial Noteholder has made in this Section 14.2.

14.3.                     No Tax Gross-Up

In the event that the Issuer is required to withhold any amounts of principal, Make-Whole Premium, if any, or interest payable on the Notes held by a Noteholder for purposes of United States withholding tax, the Issuer shall notify such Noteholder that it is required to pay such withholding tax. In addition, if such Noteholder does not provide the Issuer with satisfactory evidence that such Noteholder is exempt from such withholding tax within a reasonable period of time of being notified thereof, the Issuer shall not be required to gross-up any payment of principal, Make-Whole Premium, if any, or interest due to such Noteholder and all such payments to such Noteholder shall be made by the Issuer net, if any, of any required withholding tax paid in connection therewith by the Issuer until such time as the withholding tax is no longer applicable or satisfactory evidence of an exemption thereto is provided to the Issuer.

15.                               EXPENSES, ETC.

15.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all reasonable costs and expenses incurred by the Noteholders and the Collateral Agent (including reasonable attorneys’ fees of one special counsel for the Noteholders and one special counsel for the Collateral Agent and, if reasonably required, local or other counsel for each of the Noteholders and the Collateral Agent) in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing, pursuing or protecting (or determining whether or how to enforce, pursue or protect) any rights under this Agreement, the Notes or any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Financing Agreement, or by reason of being a Noteholder or the Collateral Agent, (b) the costs and expenses, including financial advisors, and reasonable legal counsel fees, incurred in connection with the insolvency or bankruptcy of the Issuer or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) reimbursement of any costs and expenses (including any indemnification) which the Noteholders paid to the Collateral Agent pursuant to, and in accordance with, any Financing Agreement. The Issuer will pay, and will save each Noteholder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Noteholder) relating to the transactions contemplated by the Financing Agreements.

In addition to and without prejudice to the rights of the Collateral Agent or any Noteholder under any Financing Agreement, when the Collateral Agent or any Noteholder incurs expenses or renders services in connection with an Event of Default specified in paragraph (h) or (i) of Section 11.1 of this Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law, to the extent permitted by law.

15.2.                     Survival.

The obligations of the Issuer under this Section 15 and Section 24.6 will survive the payment or transfer of any Note, the enforcement, amendment or waiver (other than with respect to such waiver for the purposes of such waiver) of any provision of this Agreement or the Notes, and the resignation or removal of the Collateral Agent and termination of this Agreement for any reason.

16.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Initial Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any Noteholder. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Noteholder and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

17.                               AMENDMENT AND WAIVER.

17.1.                     Requirements.

(a)                                 Financing Agreements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Required Noteholders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of each Noteholder at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Premium on, the Notes, (ii) change the percentage of the principal amount of the Notes the Noteholders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11.1(a), 11.1(b), 12, 17 or 20. No amendment or other modification of this Agreement or any other Financing Agreement that adversely affects the rights, privileges, duties or immunities of the Collateral Agent hereunder, thereunder or otherwise shall be effective as against the Collateral Agent to the extent the rights, privileges, duties or immunities of the Collateral Agent are so adversely affected, without the consent of the Collateral Agent.

(b)                                 Security Documents.

(i)                                     Unless otherwise specified in a Security Document, the Security Documents may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), by the Collateral Agent with (and only with) the written consent of the Required Noteholders, except that (a) no amendment or waiver of any of the provisions of Articles II and VI of the Collateral Agency and Depositary Agreement, Sections 2 and 5(a) of the Security Agreement and Sections 2 and 5(a)(ii) of each Pledge Agreement, or any defined term (as it is used therein), will be effective without the written consent of each Noteholder at the time outstanding, and (b) no such amendment or waiver may, without the written consent of each Noteholder of any Note at the time outstanding, release any Collateral from a Lien of a Security Document.

(ii)                                  Notwithstanding the foregoing, the Collateral Agent need not obtain the consent of the Required Noteholders to enter into any amendment of a Security Document to reflect any of the following actions: (A) subject in all cases to the terms and conditions of the Financing Agreements, to effectuate and evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer, (B) to evidence the succession of a Collateral Agent pursuant to, and in accordance with, Section 23.3 of this Agreement, and (C) to cure any ambiguity, to correct or to supplement any provision in any of the Security Documents that may be misleading, defective or inconsistent with any other provision in this Agreement or therein; provided such action pursuant to this clause (C) shall not adversely affect the interests of the Noteholders in any respect and shall be limited to purely administrative matters.

17.2.                     Solicitation of Noteholders.

(a)                                 Solicitation. The Issuer will provide each Noteholder (irrespective of the amount of Notes then owned by it) with sufficient information (including, but not limited to, the making of updated representations and warranties comparable in scope to those set forth in Section 5), sufficiently far in advance of the date by which a decision is required, to enable such Noteholder to make an informed and considered decision with respect to any amendment, waiver or consent proposed by the Issuer in respect of any of the provisions hereof, of the Notes or of any Security Document. The Issuer will deliver an executed or true and correct copy of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Noteholder and the Collateral Agent promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Noteholders.

(b)                                 Payment. The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the entering into by any Noteholder of any waiver, amendment or consent of, or with respect to, any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Noteholder of a Note then outstanding even if such Noteholder did not consent to such waiver, amendment or consent.

17.3.                     Binding Effect, etc.

Any amendment, waiver or consent given as provided in this Section 17 applies equally to all Noteholders and the Collateral Agent and is binding upon them and upon each future Noteholder and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment, waiver or consent will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and any Noteholder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any such Noteholder or Collateral Agent. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.                     Notes held by Issuer, etc.

Solely for the purpose of determining whether the Noteholders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Noteholders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer or any of its Affiliates shall be deemed not to be outstanding.

18.                               NOTICES.

All notices and communications provided for herein shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)                                     if to any Initial Noteholder or its nominee, to such Initial Noteholder or its nominee at the address specified for such communications in Schedule A, or at such other address as such Initial Noteholder or its nominee shall have most recently specified to the Issuer and the Collateral Agent in writing;

(ii)                                  if to any other Noteholder, to such Noteholder at such address as such other Noteholder shall have most recently specified to the Issuer and the Collateral Agent in writing;

(iii)                               if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of the General Counsel, telecopy number 603-427-2807, or at such other address as the Issuer shall have most recently specified to each Noteholder and the Collateral Agent in writing; or

(iv)                              if to the Collateral Agent, to:

James P Freeman, Vice President

JPMorgan Chase Bank

50 Rowes Wharf, 4th Floor

Boston, MA 02110

(617) 310-0534

(617) 310-0335 (telecopy).

With a copy to:

Alice Tran

Transaction Financial Management

JPMorgan Chase Bank

Institutional Trust Services/TFM

4 New York Plaza, 15th Floor

New York, New York 10004

(212) 623-6990

(212) 623-6206 (telecopy).

Notices under this Section 18 will be deemed given only when actually received.

19.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and amendments that may hereafter be executed, (b) documents received by each Noteholder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Noteholder, may be reproduced by any Noteholder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Noteholder may destroy any original document so reproduced. The parties hereto agree and stipulate that, to the extent permitted by applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Issuer or any other Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Noteholder by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that was clearly marked or labeled or otherwise adequately identified when received by any Noteholder as being confidential information of the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any person acting on such Noteholder’s behalf or (c) otherwise becomes known to such Noteholder, other than through disclosure by the Issuer or any Subsidiary. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder; provided that each Noteholder may deliver or disclose Confidential Information to (i) such Noteholder’s directors, officers, employees, trustees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Noteholder’s Notes), (ii) such Noteholder’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Noteholder, (iv) any broker or Institutional Investor to which such Noteholder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any federal or state regulatory authority having jurisdiction over such Noteholder and requiring such information, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio, to the extent necessary to comply with a legal requirement or as is consistent with industry practice for similarly situated Noteholders or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes, this Agreement and the Security Documents, and such Noteholder has made arrangements, reasonable under the circumstances, to protect the confidentiality of the information being delivered and disclosed. Each Noteholder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any Noteholder of information required to be delivered to such Noteholder under this Agreement or requested by such Noteholder (other than a Noteholder that is a party to this Agreement or its nominee), such Noteholder will enter into an agreement with the Issuer embodying the provisions of this Section 20. Notwithstanding the foregoing, a Noteholder (and each employee, representative, or other agent of a Noteholder) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Noteholder relating to such tax treatment and tax structure (redacted if necessary to delete any information not related to tax treatment or tax structure).

21.                               NON-RECOURSE.

Notwithstanding anything to the contrary herein or in the Notes (and except as expressly provided to the contrary in any Financing Agreement other than this Agreement but subject to the proviso to this sentence), the obligations of the Issuer under this Agreement, the Notes and the other Financing Agreements, and any certificate, notice, instrument or document delivered pursuant hereto or thereto are obligations solely of the Issuer and do not constitute a debt or obligation of or guaranty by (and no recourse shall be had with respect thereto to) any Partner or any of its Affiliates, or any shareholder, partner, officer, director, employee, agent or advisor of any such Partner or Affiliate; no action shall be brought against any Partner or any of its Affiliates, or any shareholder, partner, officer, director, employee, agent or advisor of any thereof as such, and any judicial proceedings a Noteholder or Collateral Agent may institute against any thereof shall be limited to seeking the preservation, enforcement, foreclosure or other sale or disposition of the Liens and security interests or the Collateral now or at any time hereafter securing the Issuer’s obligations under the Financing Agreements; and no judgment for any deficiency upon the obligations hereunder or under the Notes, or under the other Financing Agreements, shall be obtainable by the Collateral Agent or any Noteholder against any Partner or of any of its Affiliates or any shareholder, partner, officer, director, employee, agent or advisor of any thereof; provided that nothing herein shall limit the recourse of the Noteholders or the Collateral Agent against a Partner or against any Affiliate of the Issuer in connection with the satisfaction of such Partner’s or Affiliate’s obligations under any Pledge Agreement or Debt Service Reserve Guaranty executed by such Partner or Affiliate but not in excess of any limit of such Partner’s or Affiliate’s liability thereunder, or against any interest of the Partners or any Affiliate in any Collateral purported to be covered by any of the Security Documents. Nothing in this Section 21 shall be construed so as to prevent the Collateral Agent or the Noteholders from commencing any action, suit or proceeding against the Issuer or causing legal papers to be served upon any Partner for the purpose of obtaining jurisdiction over the Issuer.

22.                               SUBSTITUTION OF INITIAL NOTEHOLDER.

Each Initial Noteholder shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Initial Noteholder has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Initial Noteholder and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Initial Noteholder” is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of such Initial Noteholder. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Initial Noteholder all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, wherever the word “Initial Noteholder” is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Initial Noteholder, and such Initial Noteholder shall have all the rights of an original Noteholder under this Agreement.

23.                               APPOINTMENT AND DUTIES OF THE COLLATERAL AGENT.

23.1.                     Appointment and Duties of Collateral Agent.

(a)                                 The Noteholders hereby designate and appoint JPMorgan Chase Bank to act as the Collateral Agent and hereby authorize JPMorgan Chase Bank, as the Collateral Agent, to take such actions on their behalf under the provisions of this Agreement, the Security Documents and any Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms hereof and thereof. The Collateral Agent hereby agrees to receive, accept and deposit all proceeds of cash, payments, securities, investments and other amounts to be deposited into the Accounts in accordance with the Collateral Agency and Depositary Agreement. The Collateral Agent shall hold and safeguard the Collateral during the term of this Agreement in trust for the Noteholders, and shall hold the Collateral in accordance with the terms of the Security Documents and as security for the obligations of the Issuer under the Financing Agreements. The Collateral Agent shall forthwith forward to the Noteholders copies of all notices, documents or other information that it receives from the Issuer in connection with the performance of its obligations hereunder and under the Security Documents (including copies of each Debt Service Reserve Guaranty received by it).

(b)                                 Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Security Documents, or any fiduciary relationship with any Noteholder, no implied covenants, functions or responsibilities shall be read into this Agreement or the Security Documents or otherwise exist against the Collateral Agent and no permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty imposed on the Collateral Agent (unless the Collateral Agent shall have received written instructions from the Required Noteholders relating to any such discretionary power or authority). The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under the Security Documents, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

(c)                                  The Collateral Agent shall not be responsible for recording or filing or re-recording or re-filing any financing or continuation statement or recording or re-recording any document or instrument in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien on or security interest in any of the Collateral unless so directed by the Required Noteholders with respect to any such recording or filing.

23.2.                     Reliance on the Collateral Agent.

The Noteholders and the Issuer expressly acknowledge that neither the Collateral Agent nor any of its respective officers, directors or employees has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Noteholder. Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Collateral Agent hereunder and under the Security Documents, the Collateral Agent shall have no duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Issuer which may come into the possession of the Collateral Agent or any of its officers, directors or employees.

23.3.                     Successor Collateral Agent.

(a)                                 The Collateral Agent may resign as Collateral Agent upon sixty days’ notice to the Issuer and the Noteholders, and the Required Noteholders may remove the Collateral Agent at any time with or without cause by providing notice to such effect to the Collateral Agent, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 23.3. Under no circumstances shall the Issuer be entitled to remove the Collateral Agent without the consent of each of the Noteholders.

(b)                                 Subject to the terms of any Intercreditor Agreement, if the Collateral Agent shall resign or shall have been removed as Collateral Agent, then the Required Noteholders shall appoint a successor collateral agent for the Noteholders, which successor collateral agent shall be reasonably acceptable to the Issuer and the Required Noteholders. Subject to the terms of any Intercreditor Agreement, if no successor Collateral Agent shall have been so appointed within thirty days after the retiring or removed Collateral Agent’s giving, or receipt, of such notice of resignation or removal, as the case may be, the retiring or removed Collateral Agent may, on behalf of the Noteholders, with the reasonable consent of the Issuer, appoint a successor Collateral Agent which shall be an Acceptable Bank.

(c)                                  Any successor collateral agent appointed in accordance with the terms hereof shall succeed to the rights, powers and duties of the “Collateral Agent” and the term “Collateral Agent” shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning or removed Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the Noteholders. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

24.                               RIGHTS OF COLLATERAL AGENT.

24.1.                     Collateral Agent May Act Through Agents.

The Collateral Agent may execute any of its duties under any of the Financing Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties and, subject to the Collateral Agent’s duty of care specified in the last sentence of Section 23.1(b), shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Collateral Agent hereunder or thereunder in good faith and in reliance thereon.

24.2.                     Limitation of Liability.

(a)                                 Neither the Collateral Agent nor any of its officers, directors or employees shall be (i) liable to any Person or Persons for any action lawfully taken or omitted to be taken by it under or in connection with any of the Financing Agreements (except for its gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Noteholders for any recitals, statements, representations or warranties made by the Issuer or any representative thereof contained in this Agreement or any of the other Financing Agreements or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any of the other Financing Agreements or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Financing Agreements (other than with respect to the Collateral Agent, the due authorization, execution and delivery of this Agreement and each other Financing Agreement to which it is a party) or for any failure of the Issuer to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Financing Agreements, or to inspect the properties, books or records of the Issuer.

(b)                                 Anything in this Agreement or in any other Financing Agreement notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of such loss or damage and regardless of the form of action taken resulting in such loss or damage.

24.3.                     Reliance by the Collateral Agent.

Subject to the Collateral Agent’s standard of care specified in the last sentence of Section 23.1(b), the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and in conformance with the applicable requirements

(if any) of the relevant Financing Agreement and to have been signed, sent or made by the representative of the proper Person or Persons concerned and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Noteholders, the Collateral Agent shall be fully protected in relying on a certificate of any Person, signed or purported to be signed by an Authorized Representative of such Person. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Financing Agreements (a) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to Law or the terms of this Agreement or any of the other Financing Agreements, (b) if such action is not specifically provided for in this Agreement or any of the other Financing Agreements, it shall not have received any such advice or concurrence of the Required Noteholders as it deems appropriate, or (c) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or any of the other Financing Agreements, it shall not first be indemnified to its reasonable satisfaction by the Issuer or the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (provided that if a Noteholder that is an Institutional Investor with a minimum net worth of at least $50,000,000 undertakes to provide such indemnification, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory). The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Financing Agreements in accordance with a request of the Required Noteholders, and such request and any action taken or failure to act pursuant hereto or thereto shall be binding upon all the Noteholders. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying upon, any certificate of the Issuer (or any paying agent, registrar or other agent of the Issuer) or holder of Senior Debt as to the identity and amount of Senior Debt held by any holder of Senior Debt.

24.4.                     Ambiguity or Inconsistency in this Agreement with Proposed Actions.

If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement or any of the other Financing Agreements relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Noteholders and the Issuer, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received written confirmation that the Required Noteholders and, if no Default or Event of Default has occurred and is continuing, the Issuer, concur that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or any of the other Financing Agreements or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Noteholders and the Issuer in this respect, and such confirmation shall be binding upon the Collateral Agent and the Noteholders.

24.5.                     Knowledge of Event of Default.

The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received a notice or a certificate from any Noteholder or the Issuer stating that a Default or Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any other Financing Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (provided that if a Noteholder that is an Institutional Investor with a minimum net worth of at least $50,000,000 undertakes to provide such indemnity, such Person’s own unsecured agreement of indemnity shall be deemed to be adequate). In the event that the Collateral Agent receives a notice of the occurrence of any Default or Event of Default from the Issuer or any Noteholder, the Collateral Agent shall give notice thereof to each of the Noteholders. The Collateral Agent shall take such action with respect to such Default or Event of Default as so directed pursuant to the terms of the Financing Agreements or, in the event such action is discretionary on the part of the Collateral Agent, as so directed by the Required Noteholders.

24.6.                     Indemnification.

Without duplication of any amounts received by an Indemnified Person (as defined below in this Section 24.6) from the Issuer pursuant to an indemnity provision contained in any of the Security Documents, the Issuer agrees to indemnify and hold the Collateral Agent, its officers, directors, employees, agents, professional advisors and Affiliates (each an “Indemnified Person”) harmless from and against any and all claims, damages (other than consequential damages), losses, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses) which any Indemnified Person may incur or which may be claimed against any Indemnified Person by any Person arising out of, relating to or in connection with this Agreement or any other Financing Agreement, including by reason of or in connection with any investigation, litigation or other proceeding relating to this Agreement (including, without limitation, enforcement of this Agreement or any other Financing Agreement), other than as a result of the Indemnified Person’s material breach of this Agreement, gross negligence or willful misconduct.

25.                               MISCELLANEOUS.

25.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Noteholder) whether so expressed or not.

25.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

25.3.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4.                     Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

25.6.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Each Initial Noteholder in agreement with the foregoing, shall sign this Agreement on the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement between such Initial Noteholder and the Issuer.

Very truly yours,
PORTLAND NATURAL GAS TRANSMISSION SYSTEM

By:	/s/ Richard H. Leehr
	Name:	Richard H. Leehr
	Title:	President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

JPMORGAN CHASE BANK not in its individual capacity, but solely in its capacity as Collateral Agent

	By:	/s/ James P. Freeman
		Name:	James P. Freeman
		Title	Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY

	By:	/s/ Jerry Hanrahan
		Name:	Jerry Hanrahan
		Title:	Director

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

INVESTORS PARTNER LIFE INSURANCE COMPANY

	By:	/s/ Jerry Hanrahan
		Name:	Jerry Hanrahan
		Title:	Authorizing Signatory

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK INSURANCE COMPANY OF VERMONT
(General Account)

	By:	/s/ Jerry Hanrahan
		Name:	Jerry Hanrahan
		Title:	Authorizing Signatory

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK INSURANCE COMPANY OF VERMONT (Protected Cell 301)

	By:	/s/ Jerry Hanrahan
		Name:	Jerry Hanrahan
		Title:	Authorizing Signatory

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

	By:	/s/ Jerry Hanrahan
		Name:	Jerry Hanrahan
		Title:	Authorizing Signatory

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

	By:	/s/ Stuart L. Ashton
		Name:	Stuart L. Ashton
		Title:	Director

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

AIG LIFE INSURANCE COMPANY

AIG ANNUITY INSURANCE COMPANY

AMERICAN GENERAL ASSURANCE COMPANY

	By:	AIG Global Investment Corp.,
investment adviser

	By:	/s/ Lorri J. White
Lorri J. White
Vice President

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ David A Barras
		Name:	David A Barras
		Title:	Its Authorized Representative

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

RELIASTAR LIFE INSURANCE COMPANY

SOUTHLAND LIFE INSURANCE COMPANY

By: ING Investment Management LIC, as Agent

	By:	/s/ Christopher P. Lyons
		Name:	Christopher P. Lyons
		Title:	Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

NATIONWIDE LIFE INSURANCE COMPANY

	By:	/s/ Mark W. Poeppelman
		Name:	Mark W. Poeppelman
		Title:	Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

NATIONWIDE MUTUAL INSURANCE COMPANY

	By:	/s/ Mark W. Poeppelman
		Name:	Mark W. Poeppelman
		Title:	Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

NATIONWIDE INDEMNITY COMPANY

	By:	/s/ Mark W. Poeppelman
		Name:	Mark W. Poeppelman
		Title:	Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

	By:	/s/ Kathleen A. Haberkern
		Name:	Kathleen A. Haberkern
		Title:	Investment Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern
		Name:	Kathleen A. Haberkern
		Title:	Director

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

	By:	/s/ Glen J. Vanic
		Name:	Glen J. Vanic
		Title:	Portfolio Manager

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

UNUM LIFE INSURANCE COMPANY OF AMERICA
By: Provident Investment Management, LLC
Its: Agent

	By:	/s/ W. Benson Vance
		Name:	W. Benson Vance
		Title:	Assistant Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

FIRST UNUM LIFE INSURANCE COMPANY
By: Provident Investment Management, LLC
Its: Agent

	By:	/s/ W. Benson Vance
		Name:	W. Benson Vance
		Title:	Assistant Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

Hartford Investment Services, Inc.
As Agent and Attorney-in Fact for:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

	By:	/s/ Ronald A. Mendel
		Name:	Ronald A. Mendel
		Title:	Senior Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

Hartford Investment Services, Inc.
As Agent and Attorney-in Fact for:
HARTFORD UNDERWRITERS INSURANCE COMPANY

	By:	/s/ Ronald A. Mendel
		Name:	Ronald A. Mendel
		Title:	Senior Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

Hartford Investment Services, Inc.
As Agent and Attorney-in Fact for:
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

	By:	/s/ Ronald A. Mendel
		Name:	Ronald A. Mendel
		Title:	Senior Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

	By:	/s/ Edwin H. Garrison Jr.
		Name:	EDWIN H. GARRISON JR.
		Title:	FIRST VICE PRESIDENT

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

COMPANION LIFE INSURANCE COMPANY

	By:	/s/ Edwin H. Garrison, Jr.
		Name:	EDWIN H. GARRISON, JR.
		Title:	Authorized Representative

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

SAFECO LIFE INSURANCE COMPANY

	By:	/s/ Ronald L. Spaulding
		Name:	RONALD L. SPAULDING
		Title:	V.P., TREASURER

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

	By:	/s/ James G. Lowery
		Name:	JAMES G. LOWERY
		Title:	Assistant Vice President Investments

	By:	/s/ Tad Anderson
		Name:	TAD ANDERSON
		Title:	Manager Investments

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

CANADA LIFE INSURANCE COMPANY OF AMERICA

	By:	/s/ C. Paul English
		Name:	C. Paul English
		Title:	U.S. Securities Credit Vice-President

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THE CANADA LIFE ASSURANCE COMPANY

	By:	/s/ C. Paul English
		Name:	C. Paul English
		Title:	U.S. Securities Credit Vice-President

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THE CANADA LIFE ASSURANCE COMPANY

	By:	/s/ C. Paul English
		Name:	C. Paul English
		Title:	U.S. Securities Credit Vice-President

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

	By:	/s/ Michael A. Boedeker
		Name:	Michael A. Boedeker
		Title:	Senior Vice President, Investments

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

FARM BUREAU LIFE INSURANCE COMPANY

	By:	/s/ Robert J. Rummelhart
Name: Robert J. Rummelhart
Title: Investment Vice President

Signature Page to

Note Purchase Agreement

dated as of April 10, 2003

The foregoing is hereby agreed to as of the date thereof.

EQUITRUST LIFE INSURANCE COMPANY

	By:	/s/ Robert J. Rummelhart
Name: Robert J. Rummelhart
Title: Investment Vice President

Signature Page to

Note Purchase Agreement,

dated as of April 10, 2003

Schedule B

RULES OF INTERPRETATION / DEFINED TERMS

Rules of Interpretation:

(a)                                 All accounting terms not otherwise defined herein and in the NPA shall have the meanings ascribed to them in accordance with GAAP;

(b)                                 references to a “Section”, “Schedule” or an “Exhibit” are, unless otherwise specified, to a Section, Schedule or an Exhibit attached to the NPA;

(c)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to the NPA as a whole and not to any particular Article, Section or other subdivision;

(d)                                 the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(e)                                  unless otherwise expressly specified, any reference to a Law, regulation or professional standard of conduct referred to herein or in the NPA includes any amendment, supplement, or modification thereto and any rules and regulations issued thereunder or any Law, regulation or standard enacted or implemented in substitution or replacement therefor;

(f)                                   any reference to “$” or “Dollars” shall mean the Dollar of the United States of America or such other legal tender of the United States of America which may be used from time to time;

(g)                                  unless otherwise expressly specified, any agreement, contract or document defined or referred to herein or in the NPA shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time (where applicable in accordance with the terms of the NPA and the other Financing Agreements); and

(h)                                 any reference to any Person shall include its permitted successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

Defined Terms:

Capitalized terms used in this Schedule B and the NPA (as defined below) shall have the meanings ascribed to such terms below and shall include the plural as well as the singular:

“Acceptable Bank” means a bank or trust company with a combined capital and surplus of at least $1,000,000,000 whose long-term unsecured senior debt is rated at least “A2” by Moody’s and “A” by S&P.

“Account Collateral” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“Accounts” means the Initial Debt Service Reserve Account and the Loss Proceeds Account.

“Additional Senior Debt” means any Permitted Expansion Debt, Permitted Replacement Debt and Permitted Working Capital Debt of the Issuer or any of its Subsidiaries, together with any Debt under any Interest Rate Agreement entered into in accordance with Section 10.5 of the NPA Incurred after the Closing Date and, in each case to the extent secured, ranking pari passu in right of payment with all Senior Debt (including the Notes).

“Affiliate” means, with respect to any Person, any Subsidiary of such Person or any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or a partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or partnership, whether through the ownership of voting securities, by contract or otherwise.

“Amount Subject to Refund” means the portion of any rate charge for natural gas transportation services that the Issuer receives pursuant to a Transportation Contract and for which a special reserve has been established and funded for purposes of refunding such amounts to one or more of its Shippers in the event that FERC either finds such rate charge not to be justified or approves for refund such rate charge, together with interest thereon, as established pursuant to the provisions of 18 C.F.R. § 154.501 (2002) or any substantially equivalent successor regulation.

“Androscoggin Transportation Contract” means the Gas Transportation Contract for Negotiated Firm Transportation Service, dated as of December 18, 1996, as amended by those certain amendments dated April 22, 1997, October 21, 1998, and October 24, 2002, between the Issuer and Androscoggin Energy LLC.

“Anti-Terrorism Order” means Executive Order No. 13,244 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed.Reg. 49,079 (2001), as amended.

“Applicable States” means the States of New Hampshire, Maine, Massachusetts and Vermont.

“Authorized Representative” means, with respect to any Person and any action to be taken or document to be delivered by such Person, the person or persons authorized to act on behalf of such Person by its board of directors or management committee or any other governing body of such Person with respect to such action or document.

“Bay State Transportation Contract” means, collectively, the Gas Transportation Contract for Firm Transportation Service dated as of June 27, 1997, as amended by Amendment No. 1, dated as of October 24, 2002, and the Gas Transportation Contract for Negotiated Firm Transportation Service, dated as of June 27, 1997, each between the Issuer and Bay State Gas Company.

“Business Day” means a day of the year on which banks are not required or authorized to close in Boston, Massachusetts, New York City, New York or Portsmouth, New Hampshire.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, common stock and preferred stock.

“Capitalized Lease Liabilities” means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of the NPA and each other Financing Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Revenues” means, for any period, the sum of the following received by the Issuer on a cash basis of accounting during such period: all operating and other revenues and proceeds actually received by the Issuer (other than (i) any proceeds of investments which are required, pursuant to the terms of the Collateral Agency and Depositary Agreement, to be retained in the Accounts or (ii) any Amount Subject to Refund).

“Closing” has the meaning assigned to that term in Section 3 of the NPA.

“Closing Date” means the date of issuance of the Notes in accordance with the NPA.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“CoEnergy Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of July 9, 1997, as amended by

Amendment No 1, dated as of October 22, 2002, between the Issuer and CoEnergy Trading Company.

“Collateral” means all of the collateral purported to be governed by any or all of the Security Documents.

“Collateral Agency and Depositary Agreement” means the Collateral Agency and Depositary Agreement dated as of April 10, 2003 by and among the Issuer, JPMorgan Chase Bank, as depositary, and the Collateral Agent, substantially in the form of Exhibit B-1 to the NPA.

“Collateral Agent” means JPMorgan Chase Bank or any successor collateral agent appointed in accordance with the NPA.

“Confidential Information” has the meaning assigned to that term in Section 20 of the NPA.

“Consents” means consents and agreements to assignment relating to the Initial Transportation Contracts, the Initial Transportation Guaranties and the Initial Shipper Letters of Credit or any similar consent executed by the parties to any Future Transportation Contract, Future Transportation Guaranty or Future Shipper Letter of Credit, in the case of any Transportation Contract or any Transportation Guaranty, in form and substance substantially in the form of Exhibit B-2 to the NPA, and, in the case of any Shipper Letter of Credit, in form and substance substantially in the form of Annex I to the Security Agreement.

“Construction Credit Agreement” means the Credit Agreement, dated as of April 24, 1998, by and among the Issuer, the lenders named therein, Bank of Montreal and TD Securities (USA) Inc., as the co-arrangers, Bank of Montreal, as the letter of credit bank, and the Bank of Montreal, as the administrative agent, as amended by Amendment No. 1 of the Credit Agreement, dated as of September 30, 1998, Amendment No. 2 of the Credit Agreement, dated as of November 1, 1999, Amendment No. 3 of the Credit Agreement, dated as of February, 2001 and Amendment No. 4 of the Credit Agreement, dated as of June 28, 2001.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Current Refund Obligation” means the obligation of the Issuer under the Settlement Agreement to make refunds to the Initial Shippers.

“Debt” means, with respect to any Person, whether recourse is to all or a portion or none of the assets of such Person and whether or not contingent:

(a)                                 obligations for borrowed money,

(b)                                 obligations evidenced by bonds, debentures, notes or other similar instruments including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)                                  reimbursement obligations (contingent or otherwise) with respect to the issuance of letters of credit, banker’s acceptances or similar facilities issued for the account of such Person,

(d)                                 obligations under Currency Agreements and Interest Rate Agreements, or other interest rate hedging contracts or similar arrangements,

(e)                                  obligations to pay the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

(f)                                   Capitalized Lease Liabilities, and

(g)                                  Guaranty Obligations.

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) Operating Cash Flow for such period to (b) Mandatory Debt Service for such period.

“Debt Service Payment” means the sum of interest, principal and Make Whole Premium, if any, with respect to outstanding Notes payable on each Debt Service Payment Date.

“Debt Service Payment Date” means each March 31, June 30, September 30 and December 31 beginning on June 30, 2003 and ending on the Stated Maturity.

“Debt Service Reserve Account” means (a) the Initial Debt Service Reserve Account and (b) any Permitted Additional Debt Service Reserve Account.

“Debt Service Reserve Guaranty” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“Debt Service Reserve Letter of Credit” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“Debt Service Reserve Requirement” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“Default” means the occurrence and continuance of an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note.

“Department of the Treasury Rule” means Blocked Persons, Specially Designated Nationals, Specifically Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons, 66 Fed. Reg. 54,404 (2001) (codified at appendix A to 31 CFR chapter V), as amended.

“Designated Project Agreements” means all Project Agreements, except the Partnership Agreement.

“Determination Date” means the date set for redemption (whether in whole or in part) of all or any portion of the Notes.

“Distributable Cash” means, as of any Debt Service Payment Date, cash that the Issuer is able to distribute as a Restricted Payment in accordance with the NPA, but opts not to distribute to the Partners.

“Dominion” means Dominion Bond Rating Service.

“DTE East Coast Pipeline” means DTE East Coast Pipeline Company, a Michigan corporation.

“Dth/d” means dekatherms, a unit of measure that is equivalent to 1,000,000 British Thermal Units, of natural gas per day.

“El Paso Portland” means El Paso Energy Portland Corporation, a Delaware corporation.

“EnergyNorth Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of July 13, 1999, as amended by Amendment No. 1, dated as of October 24, 2002, between the Issuer and EnergyNorth Natural Gas, Inc.

“Environmental Law” means any Law relating to the environment, natural resources, or safety or health of humans or other living organisms, including the release, emission, discharge, deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is treated as a single employer with such Person under Section 414 of the Code.

“ERISA Event” means:

(a)                                 the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the notice requirement with respect to such event has been waived;

(b)                                 the application for a minimum funding waiver with respect to a Plan;

(c)                                  the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA;

(d)                                 the withdrawal by the Issuer or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(e)                                  the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

(f)                                   the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA;

(g)                                  the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or cause a trustee to be appointed to administer a Plan pursuant to Section 4042 of ERISA; or

(h)                                 the incurrence of withdrawal liability under Title IV of ERISA by the Issuer or any of its ERISA Affiliates upon the withdrawal by the Issuer or any of its ERISA Affiliates from a Multi-employer Plan or the incurrence of liability by the Issuer or any of its ERISA Affiliates upon the termination of a Multi-employer Plan.

“Event of Loss” means an event, including, without limitation, any Taking, which causes all or a portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

“Event of Default” has the meaning assigned to that term in Section 11.1 of the NPA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FERC” means the Federal Energy Regulatory Commission or any successor thereto.

“Financing Agreements” means the NPA, the Notes, the Consents, any Intercreditor Agreement and the Security Documents.

“Future Shipper Letter of Credit” means any letter of credit provided to the Issuer or any Subsidiary after the Closing Date as credit support for any Shipper under a Transportation Contract.

“Future Transportation Contract” means any firm transportation contract for firm transportation service on the Pipeline entered into by the Issuer or any of its Subsidiaries after the Closing Date that (a) has a term in excess of 24 months or (b) is expected to generate revenues in excess of $5,000,000, in the aggregate.

“Future Transportation Guaranty” means any guaranty granted in favor of the Issuer or any Subsidiary of the Issuer after the Closing Date, which guarantees the obligations of any Shipper under a Transportation Contract.

“GAAP” means generally accepted accounting principles in the United States as in effect and as may be modified from time to time.

“Good Pipeline Practices” means the practices, methods and acts engaged in or approved by the interstate natural gas pipeline industry at a particular time for natural gas pipelines of similar design and construction as the Pipeline, which in the exercise of reasonable judgment at the time a decision was made, would have been expected to accomplish the desired result in a timely manner consistent with law, regulation, reliability, safety, environmental protection and economy. With respect to the Pipeline, Good Pipeline Practices include, but are not limited to, taking reasonable steps to ensure that:

(a)                                 adequate materials, resources and supplies are available to meet the Pipeline’s needs under normal conditions;

(b)                                 sufficient operating personnel are available and are adequately experienced and trained to operate the Pipeline properly and efficiently and are capable of responding to emergency conditions;

(c)                                  preventative, routine and non-routine maintenance and repairs are performed on a basis that ensures reliable long-term and safe operation, and are performed by knowledgeable, trained and experienced personnel utilizing proper equipment and tools; and

(d)                                 appropriate monitoring and testing is done to ensure equipment is functioning as designed and to provide assurance that equipment will function properly under both normal and emergency conditions.

“Governmental Approval” means any authorization, consent, approval, license, franchise, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority required in connection with either:

(a)                                 the execution, delivery or performance of any Project Agreement by any party thereto,

(b)                                 the giant and perfection of any Lien contemplated by the Security Documents, or

(c)                                  the ownership, development, construction, completion, expansion, operation or maintenance of the Pipeline.

“Governmental Authority” means any nation or the federal government of the United States of America, any state or other political subdivision or agency thereof (including the FERC), and any legally constituted entity legally empowered to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over any aspect of construction, ownership, development, completion, expansion, maintenance or operation of the Pipeline.

“Granite State Gas Transmission Interconnection Agreements” means any agreement and amendments thereto, entered into between Granite State Gas Transmission, Inc. and the Issuer with respect to interconnections at the following points: (a) Westbrook, Maine; (b) Wells, Maine; and (c) Newington, New Hampshire.

“Guarantor Event of Default” has the meaning assigned to that term in any Debt Service Reserve Guaranty.

“Guaranty Obligations” means, with respect to any Person, obligations under direct or indirect guarantees or other assurances or support mechanisms (irrespective of their nomenclature) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure any other Person against loss in respect of, indebtedness or obligations of such other Person or others of the kinds referred to in clauses (a) through (f) of the definition of “Debt” (such as obligations to pay for property or services irrespective of whether such property is tendered or transferred or such services are performed).

“Hazardous Substance” means any substance, waste, pollutant, contaminant or material subject to regulation under any Environmental Law.

“HQ Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of May 1, 1999, as amended by Amendment No. 1, dated as of October 21, 2002, between the Issuer and H.Q. Energy Services (U.S.) Inc.

“Hydro-Quebec Guaranty” means the Guaranty dated as of May 1, 1999, by Hydro-Quebec in favor of the Issuer, which guarantees the obligations of H.Q. Energy Services (U.S.) Inc. under the HQ Transportation Contract.

“Incur” means, with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest nor the accretion of original discount shall be considered an Incurrence of Debt.

“Independent Consultants” has the meaning assigned to that term in Section 5.30 of the NPA.

“Independent Engineer” means R.W. Beck, Inc. and its successors and assigns or such other reputable engineering firm that provides, in the ordinary course of its business, consulting services to Persons who own, operate and/or construct pipelines in the ordinary course of their business; provided that neither such other firm, during the period of its professional engagement to examine the assumptions prepared by the Issuer or any of its Subsidiaries or at the date of its report, nor any member of such firm had, or was committed to acquire, any direct financial interest, or material indirect financial interest, in the Issuer or any of its Subsidiaries and neither such firm or any member of such firm was connected as a promoter, underwriter, voting trustee, director, officer or employee of the Issuer or any of its Subsidiaries.

“Independent Engineer’s Report” means the Independent Engineer’s Report-Portland Natural Gas Transmission System, dated February 28, 2003, prepared by the Independent Engineer and attached to the Private Placement Memorandum as Exhibit A.

“Independent Market Consultant” means ICF Resources Incorporated.

“Independent Market Consultant’s Report” means the Independent Market Consultant’s Report-Portland Natural Gas Transmission System, dated February 28, 2003, prepared by the Independent Market Consultant and attached to the Private Placement Memorandum as Exhibit B.

“Initial Debt Service Reserve Account” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“Initial Distribution” means a cash distribution of the Issuer to the Partners made with cash available therefor on the Business Day immediately preceding the Closing Date in a maximum amount not to exceed $20,000,000; provided, however, that, in no event shall the determination of “cash available” for such distribution include amounts set aside or required for the payment of the Current Refund Obligation.

“Initial Noteholder” means each Noteholder listed on Schedule A to the NPA purchasing any Notes on the Closing Date.

“Initial Shipper Letter of Credit” means any letter of credit in effect on the Closing Date that has been provided to the Issuer as credit support for any Initial Transportation Contract.

“Initial Shippers” means Wausau Papers of New Hampshire, Inc., CoEngergy Trading Company, Northern Utilities, Inc., Androscoggin Energy LLC, Bay State Gas Company, TransCanada Gas Services, Inc., MeadWestvaco Corporation, H.Q Energy Services (U.S.) Inc., Rumford Power Associates Limited Partnership and EnergyNorth Natural Gas, Inc.

“Initial Shipper Guarantors” means MCNEE, Hydro-Quebec, NiSource Inc., TransCanada PipeLine Limited, TransCanada PipeLine USA Ltd., KeySpan Corporation and Wausau-Mosinee Paper Corporation.

“Initial Transportation Contracts” means the Wausau Papers Transportation Contract, the CoEnergy Transportation Contract, the Northern Utilities Transportation Contract, the Androscoggin Transportation Contract, the Bay State Transportation Contract, the TransCanada Transportation Contract, the Mead Transportation Contract, the HQ Transportation Contract, the Rumford Transportation Contract and the EnergyNorth Transportation Contract.

“Initial Transportation Guaranties” means the MCNEE Guaranty, the TransCanada PipeLines Limited Guaranty, the Hydro-Quebec Guaranty, the NiSource Guaranty, the KeySpan Guaranty and the Wausau Guaranty.

“Institutional Investor” means (a) any Initial Noteholder, (b) any Noteholder holding more than $2,000,000 in aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association, venture capital fund or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor Agreement” means (i) with respect to secured Permitted Working Capital Debt, a Working Capital Intercreditor Agreement and (ii) with respect to any other secured Additional Senior Debt, an intercreditor agreement entered into by the Collateral Agent, the Noteholders and the holders of such Additional Senior Debt in accordance with the NPA.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Investment Grade Rating” means, as the context requires, a rating of any Person’s long-term unsecured Debt that attains either one or both of the following ratings: (x) “Baa3” or higher from Moody’s and/or (y) “BBB-” or higher from S&P (provided, however, that with respect to any Shipper or Affiliate thereof organized in Canada, a rating of “BBB low” or higher from Dominion will be deemed to satisfy one of (x) or (y) if both such ratings are required), in each case, with a positive or stable outlook without being on negative watch (or any then current equivalent of any such qualifications), or, if at the time of determination, such letter ratings do not represent the lowest grade of “investment grade” rating of one or both of the Required Rating Agencies, then such rating as is the lowest “investment grade” rating accorded to any Person’s long-term unsecured Debt by such Required Rating Agency, in each case, with a positive or stable outlook without being on negative watch (or any then-current equivalent of any such qualifications).

“Investments” means any prudent investments by the Issuer or any of its Subsidiaries in financial obligations that do not subject the Issuer or any of its Subsidiaries to any incremental risk of loss beyond the amounts so invested Investments, in particular, shall exclude derivative securities or instruments and similar types of speculative investment products.

“Issuer” means Portland Natural Gas Transmission System, a Maine general partnership.

“Joint Facility” means that portion of the Pipeline consisting of approximately 101 miles of 30-inch mainline pipe, beginning in Westbrook, Maine and extending in a southwesterly direction through Maine, New Hampshire and into Massachusetts to interconnection points with Tennessee Gas Pipeline Company at Haverhill and Dracut, Massachusetts, as well as related laterals, meter facilities and appurtenances thereto.

“Joint Facility Agreements” means the Joint Facility Ownership Agreement and the Joint Facility Operating Agreement

“Joint Facility Operating Agreement” means the Operating Agreement, dated as of October 8, 1997, as amended by that certain Agreement Amending Definitive Agreements Regarding Spread 3, dated as of August 27, 1998, as further amended by that certain Owner Invoice Procedures Agreement under the Ownership Agreement, dated as of September 2, 1999, and as further amended by that certain amendment dated as of February 5, 2003, by and among M&N, the Issuer and M&N Operating Company.

“Joint Facility Ownership Agreement” means the Ownership Agreement, dated as of October 8, 1997, as amended by that certain Agreement Amending Definitive Agreements Regarding Spread 3, dated as of August 27, 1998, and as further amended by that certain Owner Invoice Procedures Agreement under the Ownership Agreement, dated as of September 2, 1999, between the Issuer and M&N.

“KeySpan Guaranty” means the Guaranty, dated as of April 9, 2003, by KeySpan Corporation, which guarantees the obligations of EnergyNorth Natural Gas, Inc., under the EnergyNorth Transportation Contract.

“Law” means any foreign, federal, state, local (including municipal) or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise (including any judicial or administrative order, consent decree or judgment to which the Issuer or any of its Subsidiaries is a party).

“Letter of Credit Bank” means any bank providing a Shipper Letter of Credit.

“Lien” means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Loss Proceeds” means all net proceeds from an Event of Loss, including, without limitation, condemnation proceeds and insurance proceeds or other amounts actually received on account of an event which causes all or a portion of the Pipeline to be damaged, destroyed or rendered unfit for normal use, other than the proceeds of business interruption insurance related to such event.

“Loss Proceeds Account” has the meaning assigned to that term in the Collateral Agency and Depositary Agreement.

“M&N” means Maritimes & Northeast Pipeline, L.L.C., a Delaware limited liability company.

“M&N Management Company” means M&N Management Company, a Delaware corporation.

“M&N Operating Company” means M&N Operating Company, a Delaware corporation.

“M&N Settlement Agreement” means the Maritimes Settlement Agreement, dated as of September 16, 2002, as approved by FERC on December 23, 2002, by and among the Issuer, PNGTS Operating Co., M&N Management Company, M&N Operating Company, and M&N.

“Make-Whole Premium” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Premium may in no event be less than zero. For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 of the NPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPA, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. The implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that Would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 of the NPA or Section 12.1 of the NPA.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 of the NPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPA, as the context requires.

“Mandatory Debt Service” means, for any period, the sum of all interest, Make-Whole Premium, if any, premium, if any, and principal due and payable during such period in respect of all Debt of the Issuer; provided that (i) fees, including consent fees, payable in connection with the issuance of any Additional Senior Debt and (ii) any capitalized interest relating to Additional Senior Debt which is paid solely with a portion of the proceeds of such Additional Senior Debt, shall be excluded. For the avoidance of doubt, any costs incurred and payments made by the Issuer in connection with the termination of certain Interest Rate Agreements at or around the Closing Date shall not be included in the calculation of Mandatory Debt Service.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, prospects or properties of the Issuer and its Subsidiaries taken as a whole.

“Material Additional Contract” means, subject to the provisions of Section 10.13 of the NPA, any (i) Future Transportation Contract, (ii) Future Transportation Guaranty, (iii) contract or undertaking into which the Issuer or any of its Subsidiaries enters after the Closing Date which obligates the Issuer or such Subsidiary to make expenditures in excess of $5,000,000 per annum or (iv) replacement of any Project Agreement, which Project Agreement was entered into on or prior to the Closing Date.

“Material Agreements” has the meaning assigned to that term in Section 5.22 of the NPA.

“Material Adverse Effect” means, in light of all circumstances prevailing at the time, a material adverse effect on:

(a)                                 the business, operations, assets, financial condition or prospects of the Issuer or any of its Subsidiaries, taken together as a whole;

(b)                                 the ability of the Issuer to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Premium, if any, and interest on, the Notes);

(c)                                  the legality, validity, enforceability or priority of the security interest of the Collateral Agent in the Collateral or the rights and remedies of the Secured Parties under any of the Financing Agreements; or

(d)                                 the legality, validity or enforceability of any Financing Agreement or Project Agreement.

“Material Event of Loss” means an Event of Loss with respect to the Pipeline for which the total Loss Proceeds payable in respect of the lost or damaged Property are greater than $ 10,000,000.

“MCNEE” means MCN Energy Enterprises Inc., a Michigan corporation

“MCNEE Guaranty” means the Guaranty, dated as of July 7, 1997, as amended by that certain amendment dated as of April l1, 2000, by MCNEE, in favor of the Issuer, which guarantees the obligations of CoEnergy Trading Company under the CoEnergy Transportation Contract.

“Mead Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of April 21, 1998, as amended by Amendment No. 1, dated as of October 23, 2002, between the Issuer and MeadWestvaco Corporation (formerly known as The Mead Corporation).

“MMBtu/d” means one million British Thermal Units of natural gas per day.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Issuer or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Issuer or any of its ERISA Affiliates and at least one Person other than the Issuer and its ERISA Affiliates or (b) was so maintained and in respect of which the Issuer or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“NAIC Annual Statement” means an annual statement for a life insurance company which has been approved by the National Association of Insurance Commissioners.

“NiSource Guaranty” means the Guaranty, dated as of January 30, 2003, by NiSource Inc., which guarantees the obligations of Northern Utilities Inc., under the Northern Utilities Transportation Contract.

“Northern New England” means Northern New England Investment Company, Inc., a Vermont corporation

“Northern Utilities Transportation Contract” means, collectively, the Gas Transportation Contract for Negotiated Firm Transportation Service, dated as of June 27, 1997, as amended by that certain letter agreement dated April 7, 1998, and the Gas Transportation Contract for Firm Transportation Service, dated as of June 27, 1997, as amended by Amendment No. 1, dated as of October 24, 2002, each between the Issuer and Northern Utilities, Inc.

“Note” has the meaning assigned to that term in Section 1 of the NPA.

“Noteholders” means (a) the Initial Noteholders and (b) each subsequent registered holder of a Note as shown on the register maintained by the Issuer pursuant to Section 13.1 of the NPA.

“NPA” means the Note Purchase Agreement, dated as of April 10, 2003, among the Issuer, the Collateral Agent and the Initial Noteholders.

“Obligations” means each and every obligation, covenant and agreement of the Issuer now or hereafter existing contained in the NPA, the Notes and each other Financing Agreement, in either case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Debt of the Issuer under any instrument now or hereafter evidencing or securing any of the foregoing.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Representative of such Person.

“Operating Cash Flow” means, for any period, the excess, if any, of (a) all Cash Revenues received during such period over (b) all Operating Expenses paid (except those amounts for which reserves have been set aside which have previously been taken into account for purposes of calculating Operating Cash Flow) or reserved for payment during such period, other than nonrecurring Operating Expenses incurred in connection with the issuance or retirement of any Senior Debt.

“Operating Expenses” means, for any period, all operating and maintenance expenses of the Pipeline, the Issuer and its Subsidiaries for such period, paid or required to be paid in cash during such period, including:

(a)                                 insurance premiums,

(b)                                 all cash taxes paid or payable by the Issuer or any of its Subsidiaries,

(c)                                  labor costs,

(d)                                 utilities, supplies, and other services required for the day-to-day operation of the Pipeline,

(e)                                  general and administrative and management costs with regard to the Pipeline (including any costs under the Portland North Facility Operating Agreement and the Joint Facility Operating Agreement),

(f)                                   maintenance costs (including expenses and costs incurred for supplementing, repairing or replacing facilities or equipment),

(g)                                  capital expenditures which are not funded by (x) Additional Senior Debt or Permitted Subordinated Debt, (y) an equity contribution by the Partners, or (z) amounts on deposit in the Unrestricted Account,

(h)                                 right-of-way rentals and restoration and reclamation expenses,

(i)                                     costs and fees incurred in connection with maintaining or obtaining any Governmental Approvals for the maintenance of the Pipeline,

(j)                                    costs related to the settlement of litigation, fines, penalties, judgments and other costs associated with litigation,

(k)                                 costs incurred by the Issuer in connection with or arising out of its performance of any of its obligations under the Financing Agreements (other than principal or interest payments),

(1)                                 legal, accounting, engineering and other professional fees incurred in connection with any of the foregoing, and

(m)                             any amounts refunded to a Shipper (other than Amounts Subject to Refund).

For purposes of this definition, any of the foregoing Operating Expenses relating to the Joint Facility shall not exceed the Issuer’s share of the total amount of all Operating Expenses relating to the Joint Facility (as determined in accordance with the provisions of the Joint Facility Operating Agreement).

“Payoff Letter” means the payoff letter between the Issuer and Bank of Montreal, the administrative agent and collateral agent under the Construction Credit Agreement and related security documents, relating to the payment in full of the Issuer’s Debt under the Construction Credit Agreement and the release of collateral securing the obligations with respect thereto.

“Partners” means TCPL Portland, DTE East Coast Pipeline, El Paso Portland, Northern New England, for so long as such entity is a party to the Partnership Agreement, and each other Person admitted as a partner of the Issuer pursuant to the terms of the Partnership Agreement and the Financing Agreements.

“Partnership Agreement” means the Portland Natural Gas Transmission System Amended and Restated Partnership Agreement, dated as of March 1, 1996, as amended by the First Amendment thereto, dated as of May 23, 1996, and as further amended by the Second Amendment thereto, dated as of October 23, 1996, the Third Amendment thereto, dated March 17, 1998, the Fourth Amendment thereto, dated March 31, 1998, the Fifth Amendment thereto, dated June 3, 1998, the Sixth Amendment thereto, dated June 4, 1999, and the Seventh Amendment thereto, dated June 28, 2001, among TCPL Portland, DTE East Coast Pipeline, El Paso Portland, and Northern New England.

“Permitted Additional Debt Service Reserve Account” means an account established by the Issuer at a financial institution in connection with the Incurrence of any Additional Senior Debt in order to hold a reserve for the payment of Mandatory Debt Service relating to such Additional Senior Debt which is solely funded with one or more of the following: (i) an instrument substantially identical to a Debt Service Reserve Letter of Credit provided for the account of a Person other than the Issuer or any Subsidiary and not secured by the Property of the Issuer or any Subsidiary, (ii) an instrument substantially identical to a Debt Service Reserve Guaranty from a Person other than the Issuer or any Subsidiary and not secured by the Property of, or in any way constituting an obligation of (including by direct or indirect reimbursement obligation exercised by way of subrogation or otherwise) the Issuer or any Subsidiary or (iii) cash from a Partner, a Sponsor or, to the extent that there are any Operating Cash Flows available therefor after satisfaction of the conditions for Restricted Payments set forth in Section 10.6 of the NPA on the date of any such funding of a Permitted Additional Debt Service Reserve Account, the Issuer.

“Permitted Expansion Debt” means Debt of the Issuer which is Incurred in connection with the construction of any expansion of or improvement to the Pipeline which is undertaken by the Issuer in accordance with the Partnership Agreement in accordance with Section 10.5 of the NPA.

“Permitted Investments” means:

(a)                                 obligations of or directly and fully guaranteed by the United States of America, or of any agency or instrumentality thereof, maturing not later than 365 days from the date of acquisition thereof;

(b)                                 certificates of deposit, Eurodollar time deposits and banker’s acceptances maturing not later than 365 days from the date of acquisition thereof, or overnight bank deposits, in each case held or maintained by any domestic commercial bank having capital and surplus in excess of $500,000,000 and having a commercial paper rating (or the holding company thereof having a commercial paper rating) of A-1 (or the equivalent thereof) or better by S&P and P-1 (or the equivalent thereof) or better by Moody’s and which is a member of the Federal Reserve System;

(c)                                  commercial paper rated (on the date of acquisition thereof) A-1 (or the equivalent thereof) or better by S&P and P-1 (or the equivalent thereof) or better by Moody’s, maturing not later than 270 days from the date of acquisition thereof;

(d)                                 guaranteed investment contracts maturing not later than 365 days from the date of acquisition thereof and entered into with (or fully guaranteed by) financial institutions whose long-term unsecured non-credit enhanced indebtedness is rated A- or better by S&P and A3 or better by Moody’s; and

(e)                                  investments in money market funds having a rating from each of S&P and Moody’s in the highest investment category granted thereby.

“Permitted Liens” means:

(a)                                 Liens for taxes (i) not delinquent or (ii) being contested in good faith, by appropriate proceedings and for which in the case of such clause (ii) adequate cash reserves in accordance with GAAP or other acceptable security is maintained by the Issuer or its relevant Subsidiary, as the case may be,

(b)                                 deposits or pledges made in the ordinary course of business to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance,

(c)                                  deposits or pledges made to secure bids, tenders, contracts (other than contracts for the payment of money), operating leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business or as reasonably required in the event of an emergency relating to the Pipeline; provided that any such deposits or pledges are promptly released upon the rectification of the emergency situation,

(d)                                 pledges of bills of lading and other customary documents to secure reimbursement obligations under commercial letters of credit and similar arrangements which constitute permitted Debt under Section 10.5 of the NPA,

(e)                                  statutory mechanics’, worker’s, materialmen’s, carrier’s, supplier’s, vendor’s, warehousemen’s or other like Liens arising in the ordinary course of business with respect to obligations which (i) are not due or (ii) are being contested in good faith and, in the case of such clause (ii) adequate cash reserves in accordance with GAAP or other security acceptable to the Person whose Lien is being contested is maintained by the Issuer or its relevant Subsidiary, as the case may be,

(f)                                   easements, rights of way, reservations, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlord’s rights of distraint and other similar imperfections of title on real estate; provided, that such easements and imperfections are not incurred in connection with any Debt, do not materially interfere with the use of the Property and assets of the Issuer or any of its Subsidiaries nor materially affect the operation or value of the Pipeline,

(g)                                  attachment, judgment and other similar Liens arising in connection with court proceedings that are being contested in good faith and for which adequate cash reserves in accordance with GAAP or other acceptable security are maintained by the Issuer or its relevant Subsidiary, as the case may be,

(h)                                 Liens created by and in accordance with the Financing Agreements,

(i)                                     Liens created with respect to any Permitted Additional Debt Service Reserve Account,

(j)                                    purchase money Liens, upon or in Property acquired or held by the Issuer in the ordinary course of business to secure the purchase price of such Property or to secure Debt Incurred solely for the purpose of financing the acquisition of any such Property to be subject to such Liens; provided that no such Lien shall extend to or cover any property that is integral to the operation of the Pipeline nor to any Property other than the Property being acquired, and no extension, renewal or replacement of any purchase money Lien shall extend to or cover Property not theretofore subject to the Lien being extended, renewed or replaced; and provided, further, that the aggregate amount of Debt secured by Liens permitted by this clause (j) shall not exceed $1,000,000, and

(k)                                 other Liens arising from the operation of Law which (i) do not materially interfere with the use or operation of Issuer’s or its Subsidiary’s property and (ii) are being contested in good faith and in the case of such clause (ii) adequate cash reserves in accordance with GAAP or other security, reasonably acceptable to the Collateral Agent, is maintained by the Issuer or such Subsidiary, as the case may be.

“Permitted Replacement Debt” means Debt of the Issuer or any of its Subsidiaries which is Incurred for the purpose of repaying all or a portion of the Notes in accordance with Section 10.5 of the NPA.

“Permitted Restoration” means the completion, repair, restoration or rebuilding of the Portland North Facility or any portion thereof that is condemned or damaged (including the necessary rerouting or reconfiguration of the Portland North Facility in connection with such completion, repair, restoration or rebuilding) that (a) the plan for which is approved as being reasonable in writing by an Independent Engineer in its independent discretion and (b) is commenced by the Issuer within three months after the deposit of condemnation proceeds or insurance proceeds into the Loss Proceeds Account in accordance with the Financing Agreements.

“Permitted Subordinated Debt” means unsecured indebtedness of the Issuer or any of its Subsidiaries fully subordinated in right of payment to the Financing Agreements and the Notes on the terms set forth in Exhibit B-3 to the NPA.

“Permitted Working Capital Debt” means Debt of the Issuer or any of its Subsidiaries provided by a Working Capital Lender that is either unsecured or secured on a Ratable Basis and is Incurred in the ordinary course of business for working capital purposes in accordance with Section 10.5 of the NPA.

“Person” means an individual, partnership (including limited partnership, or limited liability partnership), corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pipeline” means, collectively with all associated laterals and meter stations, a natural gas pipeline system consisting of the Portland North Facility and the Joint Facility, plus any expansions or improvements of either the Portland North Facility or the Joint Facility undertaken, in whole or in part, by the Issuer or any of its Subsidiaries in compliance with the Partnership Agreement and/or Joint Facility Agreements.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA or is subject to Section 412 of the Code, other than a Multiemployer Plan, which is maintained, sponsored or contributed to, by the Issuer or any of its ERISA Affiliates.

“Pledge Agreements” means the Pledge Agreements, dated as of April 10, 2003, made by each of the Partners (including any subsequent transferee of a Partner or other Person becoming a Partner after the Closing Date), to the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B-4 to the NPA.

“PNGTS Operating Co.” means the PNGTS Operating Co., LLC, a Massachusetts limited liability company.

“Portland North Facility” means that portion of the Pipeline consisting of approximately 144 miles of 24-inch mainline pipe, beginning at an interconnection with TQ&M at the Canada-US border in the State of Vermont near Pittsburg, New Hampshire and extending southeasterly through the States of Vermont, New Hampshire and Maine to Westbrook, Maine, as well as approximately 44 miles of laterals, meter facilities and appurtenances thereto.

“Portland North Facility Operating Agreement” means the Portland Natural Gas Transmission System Operating (Management) Agreement, dated as of October 2, 1996, as amended by that certain amendment dated as of September 7, 2000, by and between the Issuer and PNGTS Operating Co.

“Private Placement Memorandum” means the Confidential Private Placement Information Memorandum, dated March 2003, including all Appendices and Exhibits thereto and other documentation distributed therewith (including the fiscal year 2002 financial statements of the Issuer and its Subsidiary), relating to the transactions contemplated by the Financing Agreements.

“Project Agreements” means, collectively, at any date, the Partnership Agreement, the Transportation Contracts, the Transportation Guaranties, the TQ&M Interconnection Agreements, the Granite State Gas Transmission Interconnection Agreements, the Tennessee Gas Pipeline Company Interconnection Agreements, the Joint Facility Agreements, the Portland North Facility Operating Agreement, the Settlement Agreement, the M&N Settlement Agreement and each Material Additional Contract; provided, however, each such agreement shall cease to be a “Project Agreement” hereunder if (a) each party to such agreement shall have no further obligations under such agreement or (b) such agreement has expired in accordance with its terms.

“Projected Debt Service Coverage Ratio” shall mean, at any time of determination thereof, a projection of the Debt Service Coverage Ratio over the period specified, prepared by the Issuer in good faith based upon assumptions consistent in all material respects with (a) the applicable contracts to which the Issuer or PNGTS Operating Co., is a party, (b) historical operating results of the Issuer, and (c) the Issuer’s good faith projections of future revenues and Operating Expenses of the Issuer in light of the then existing or reasonably expected regulatory and market environments applicable to the Issuer at any given time and upon the assumption that no early redemption or prepayment of the Notes or other Senior Debt will be made prior to the Stated Maturity of such Notes or other Senior Debt, unless such projection is prepared for the purpose of Incurring Debt specifically for the purpose of such redemption or prepayment (to the extent such Incurrence of Debt is permitted by the NPA).

“Projections” has the meaning assigned to that term in Section 5.28 of the NPA.

“Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“PTE” means a Prohibited Transaction Exemption issued by the United States Department of Labor.

“PUHCA” means the Public Utility Holding Company Act of 1935.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“RAP” means regulatory accounting principles, as reflected in the Uniform System of Accounts for Natural Gas Companies, 18 C.F.R Part 201, as amended from time to time, and including such accounting principles and policies as FERC may implement and observe from time to time under authority of the Natural Gas Act.

“Ratable Basis” means, with respect to the provision of any security to secure any Additional Senior Debt, security which is also (i) granted to the Collateral Agent pursuant to a Security Document, (ii) provided for the benefit of the Noteholders to secure the then outstanding Notes on a pari passu and pro rata basis with such Additional Senior Debt, and (iii) the subject of an Intercreditor Agreement.

“Rate Case” means the final order approving the settlement of the rate case filed by the Issuer with FERC on October 1, 2001, Docket No. RP02-13-000.

“Ratings Downgrade” means, at any given time, a reduction, downgrade or withdrawal of a rating then assigned to any Debt of any Person (including the placement of any such rating on “negative outlook” or “negative watch” or their equivalent) by either of the Required Rating Agencies.

“Ratings Reaffirmation” means, for any point in time, that the ratings on the Notes, as existing at such point in time, are reaffirmed, by S&P, after consideration of the then existing facts and circumstances and the effect of a proposed applicable event as being equal to (without the addition of any negative qualification, such as “having a negative outlook” or “being on negative watch”) or higher than the then current ratings on the Notes, no earlier than thirty days prior to the proposed applicable event.

“Redemption Price” means the price to be paid by the Issuer for the Notes that are redeemed under Section 8.2 or Section 8.3 of the NPA.

“Regulation U” has the meaning assigned to that term in Section 5.14 of the NPA.

“Reputable Insurer” mean any financially sound and responsible insurance provider permitted to do business in the Applicable States rated “A-X” or better by A.M. Best Company (or if such ratings cease to be published generally for the insurance industry, meeting comparable financial standards then applicable to the insurance industry).

“Required Noteholders” means, at any time, the holders of more than fifty percent (50%) in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

“Required Rating Agencies” means S&P and Moody’s, or, in the circumstances permitted in the definition of “Investment Grade Rating” and elsewhere in the Financing Agreements, Dominion.

“Restricted Payment” means all partnership distributions (whether set aside, declared or paid) by or of the Issuer (in cash or Property of the Issuer or any of its Subsidiaries or by way of any obligations thereof) or other payments or distributions on account of, or the purchase, redemption, retirement or other acquisition by the Issuer or any of its Subsidiaries of, any portion of any interest in the Issuer or in any Subsidiary of the Issuer, and any payments by the Issuer or any of its Subsidiaries on or with respect to any Permitted Subordinated Debt, in either case whether or not made from the Unrestricted Account.

“Rumford Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of February 12, 1998, as amended by Amendment No. 1, dated as of October 24, 2002, between the Issuer and Rumford Power Associates Limited Partnership.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Parties” means the Collateral Agent, the Noteholders and, only to the extent there are any, all holders of any permitted secured Additional Senior Debt.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of April 10, 2003, made by the Issuer to the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B-5 to the NPA.

“Security Documents” means the Collateral Agency and Depositary Agreement, the Security Agreement, each Pledge Agreement, each Debt Service Reserve Guaranty (if any), and related documents, including UCC financings statements, and any other instrument or agreement which creates a Lien securing the Notes or any Additional Senior Debt (other than any instrument providing a Lien solely in a Permitted Additional Debt Service Reserve Account for the benefit of the holder of such Additional Senior Debt).

“Senior Debt” means, collectively, Debt of the Issuer in respect of (i) the Notes issued on the Closing Date pursuant to the NPA, and (ii) any other Additional Senior Debt Incurred by the Issuer or any of its Subsidiaries in accordance with the NPA.

“Senior Debt Documents” means any document or instrument evidencing Senior Debt of the Issuer or providing a Lien in respect of any Senior Debt.

“Settlement Agreement” means the Stipulation and Settlement Agreement filed with FERC by the Issuer on October 25, 2002 and approved by FERC on January 14, 2003.

“Shipper Guarantor” means a Person (other than the Issuer or PNGTS Operating Co.) party to a guaranty agreement in favor of the Issuer which guarantees the obligations of a Shipper under such Shipper’s Transportation Contract.

“Shipper Letter of Credit” means, collectively, the Initial Shipper Letters of Credit and the Future Shipper Letters of Credit.

“Shippers” means those Persons (other than the Issuer or PNGTS Operating Co.) party to the Transportation Contracts.

“Sponsors” means collectively, TransCanada PipeLines Limited, El Paso Corporation, Gaz Metropolitain, Inc., DTE Energy Company, and any additional or replacement Sponsor in accordance with the terms hereof.

“Stated Maturity” means December 31, 2018.

“Subsidiary” means with respect to any Person any corporation or unincorporated entity (including any form of partnership) of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock or compatible interest of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries).

“Taken” or “Taking” means any circumstance or event in consequence of which the Pipeline or any substantial portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise, The terms “Taken” or “Taking” shall have a correlative meaning.

“Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, alternative minimum, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

“TCPL Portland” means TCPL Portland Inc., a Delaware corporation.

“Tennessee Gas Pipeline Company Interconnection Agreements” means, collectively, (a) the Agreement, dated as of October 8, 1997, among Tennessee Gas Pipeline Company, M&N and the Issuer (relating to the interconnection point with Tennessee Gas Pipeline Company at Haverhill, Massachusetts) and (b) the Agreement, dated as of October 8, 1997, among Tennessee Gas Pipeline Company, M&N and the Issuer (relating to the interconnection point with Tennessee Gas Pipeline Company at Dracut, Massachusetts).

“Total Capitalization” means, as of any date, the sum of (a) the Debt of the Issuer on such day plus (b) all amounts that would be shown as Partners’ equity on a balance sheet of the Issuer as of such date prepared in accordance with GAAP.

“Total Loss” means (a) a total or constructive total loss of the Portland North Facility or the Pipeline in its entirety as a result of a casualty or (b) the Portland North Facility or the Pipeline in its entirety has been Taken.

“TQ&M” means Trans Quebec & Maritimes Pipeline Inc., a Canadian corporation.

“TQ&M Interconnection Agreements” means any agreement and amendment thereto, entered into between Trans Québéc & Maritimes Pipeline Inc. and the Issuer with respect to the interconnection near East Hereford, Québéc, Canada.

“Transaction Documents” means, collectively, the Project Agreements and the Financing Agreements.

“TransCanada Pipelines Limited Guaranty” means the Guaranty, dated as of September 3, 1997, by TransCanada PipeLines Limited and TransCanada PipeLine USA Ltd. (jointly and severally) in favor of the Issuer, which guarantees the obligations of TransCanada Gas Services, Inc. under the TransCanada Transportation Contract.

“TransCanada Transportation Contract” means the Gas Transportation Contract for Firm Transportation, dated as of July 9, 1997, as amended by the certain amendment dated April 30, 1999, as amended by Amendment No. 1, dated as of October 24, 2002, between the Issuer and TransCanada Gas Services, Inc.

“Transportation Contracts” means, collectively, the Initial Transportation Contracts and the Future Transportation Contracts.

“Transportation Guaranties” means, collectively, the Initial Transportation Guaranties and the Future Transportation Guaranties.

“Unrestricted Account” means an account of the Issuer with an Acceptable Bank which may only be funded with Distributable Cash, within twenty days of the Debt Service Payment Date on which such Distributable Cash could have been, but was not, distributed as a Restricted Payment pursuant to Section 10.6 of the NPA.

“Wausau Guaranty” means the Guaranty, dated as of February 13, 1998, by Wausau-Mosinee Paper Corporation in favor of the Issuer, which guaranties the obligations of Wausau Papers of New Hampshire, Inc. under the Wausau Papers Transportation Contract.

“Wausau Papers Transportation Contract” means the Gas Transportation Contract for Firm Transportation Service, dated as of November 7, 1997, as amended by Amendment No. 1, dated as of October 24, 2002, between the Issuer and Wausau Papers of New Hampshire, Inc.

“Wholly-Owned Subsidiary” means any Subsidiary of the Issuer that is 100% owned (both economically and beneficially) and controlled, directly or indirectly, by the Issuer.

“Working Capital Intercreditor Agreement” means any intercreditor agreement entered into between a Working Capital Lender, the Issuer, the Noteholders and the Collateral Agent, substantially in the form and substance of Exhibit B-6 of the NPA.

“Working Capital Lender” means one or more banks or trust companies each of which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and each of which banks or trust companies has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof).